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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BUNGE LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 16, 2008

Dear Shareholder:

        You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Friday, May 23, 2008 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City.

        The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

        Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. You may also appoint your proxy by telephone or the internet by following the instructions included with the proxy card. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.

        On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

Alberto Weisser Chairman of the Board of Directors and Chief Executive Officer

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 16, 2008

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

        Bunge Limited's 2008 Annual General Meeting of Shareholders will be held on May 23, 2008 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

  •
  Proposal 1—the election to our Board of Directors of three Class III Directors to serve for a three year term;

  •
  Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008 and the authorization of the audit committee of the Board of Directors to determine the independent auditors' fees;

  •
  Proposal 3—to increase the number of authorized common shares of Bunge from 240,000,000 to 400,000,000;

  •
  Proposal 4—to increase the number of authorized preference shares of Bunge from 10,000,000 to 21,000,000; and

  •
  Proposal 5—to amend our bye-laws to permit Bunge to repurchase or otherwise acquire its shares to hold as treasury shares.

        Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors' report for the fiscal year ended December 31, 2007, copies of which can be found in our 2007 Annual Report that accompanies this notice.

        March 27, 2008 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

        Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may also appoint your proxy by telephone or the Internet by following the instructions included with your proxy card. We must receive your proxy no later than 11:59 p.m., Eastern time, on May 22, 2008.

        You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

        By order of the Board of Directors.

James Macdonald Secretary

i

PROPOSAL 4—APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED PREFERENCE SHARES	53
PROPOSAL 5—APPROVAL TO AMEND BUNGE'S BYE-LAWS TO PERMIT IT TO REPURCHASE OR OTHERWISE ACQUIRE ITS SHARES TO HOLD AS TREASURY SHARES	54
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	55
Loans to Directors and Executive Officers	55
Transactions with Mutual Investment Limited and its Subsidiaries	55
Other Relationships	55
Policy for the Review and Approval of Related Person Transactions	55
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS	56
DIRECTIONS TO ANNUAL GENERAL MEETING	57
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS	57
OTHER MATTERS	57
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	57
APPENDIX A—Corporate Governance Guidelines	A-1
APPENDIX B—Proposed Amendments to Bunge Limited's Amended and Restated Bye-Laws	B-1

ii

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Bunge has sent these proxy materials to you because Bunge's Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 23, 2008. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge's 2007 Annual Report, which includes Bunge's 2007 Annual Report on Form 10-K, is enclosed with these materials. Proxy materials, including this proxy statement, were first released to shareholders on or about April 16, 2008.

Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on March 27, 2008, the record date for the Annual General Meeting.

Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 27, 2008 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?
Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 27, 2008, there were 121,521,529 common shares issued and outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Bunge intends to present proposals numbered one through five for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
	•	the election of three Class III Directors;
	•	the appointment of Deloitte & Touche LLP as our independent auditors and authorization of the audit committee of the Board to determine the auditors' fees;
	•	the approval of an increase in the number of authorized common shares of Bunge from 240,000,000 to 400,000,000;
	•	the approval of an increase in the number of authorized preference shares of Bunge from 10,000,000 to 21,000,000; and
	•	the approval of amendments to Bunge's bye-laws to permit Bunge to repurchase or otherwise acquire its shares to hold as treasury shares.

Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of photo identification, to the shareholders' check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of photo identification. Registration will begin at 9:00 a.m., Eastern Time, and the Annual General Meeting will begin at 10:00 a.m., Eastern Time.

How do I vote?	You can exercise your vote in the following ways:
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By Telephone or the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you appoint your proxy by telephone or the Internet, you may only appoint the designated proxies. If you are a beneficial shareholder, please check your voting instruction card or contact your bank or broker to determine whether you will be able to instruct your bank or broker by telephone or the Internet as to how to vote on your behalf.
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By Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can instruct your bank, brokerage firm or other nominee to vote by following the instructions on your voting instruction card.
•
At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.
Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to complete and submit your proxy or voting instructions as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card but do not indicate instructions for voting, your common shares will be voted "FOR" each of the proposals set forth in this proxy statement and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.
May I change or revoke my proxy?	You may change or revoke your proxy at any time before it is exercised in one of four ways:
	•	Notify our Assistant Secretary in writing before the Annual General Meeting that you are revoking your proxy;
	•	Use the telephone or the Internet to change your proxy;
	•	Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or

• If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Assistant Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.
What does it mean if I receive more than one set of proxy materials?
It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of proxy materials, including our 2007 Annual Report and this proxy statement, will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge's common shares, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the proxy statement and 2007 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and 2007 Annual Report should submit their request to Bunge's Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.
Can I receive future proxy materials electronically?
Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit our website at www.bunge.com, click on the "About Bunge—Investor Information—Electronic Delivery Enrollment" links and follow the instructions provided.
What constitutes a quorum?
Two or more persons present in person at the start of the meeting and representing in person or by proxy more than one-half of the paid-up share capital entitled to vote at the Annual General Meeting form a quorum for the conduct of business at the Annual General Meeting.

What vote is required in order to approve each proposal?	The affirmative vote of a majority of the votes cast on the proposal is required to approve each of the proposals.

Any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.

Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

        Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on May 22, 2008. If you appoint your proxy by telephone or the Internet, we must receive your appointment no later than 11:59 p.m., Eastern Time, on May 22, 2008. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.

Solicitation of Proxies

        We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

        We have retained Innisfree M&A Incorporated to assist us in the distribution of the proxy materials and to act as proxy solicitor for the Annual General Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

        Our Board consists of twelve directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Bunge's bye-laws provide that no more than two directors may be employed by Bunge or its subsidiaries.

        The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the New York Stock Exchange ("NYSE"), to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The Board annually reviews commercial and other relationships between directors or members of their immediate families and Bunge, including those reported under "Certain Relationships and Related Party Transactions," in order to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are included as Appendix A to this proxy statement and are also available through the "About Bunge—Investor Information—Corporate Governance" section of our website, www.bunge.com.

        In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including that in the ordinary course of business, purchase and sale transactions may occur between Bunge and other companies with which some of our directors or their immediate family members are affiliated. In each case, these transactions were conducted on arms'-length terms at market prices and, in each case, except as described below, the amount of these transactions in each of the last three years did not exceed the thresholds set forth in the categorical standards. In addition, the Board considered and determined that the transactions with Mutual Investment Limited and its subsidiaries described in this proxy statement under "Certain Relationships and Related Party Transactions" do not impair the independence of the directors of Bunge who are current or former directors of Mutual Investment Limited as such transactions have been on arms'-length terms and are not otherwise material to us or our directors personally.

        As a result of this review, the Board has determined that the following directors are independent: Messrs. Bachrach, Boilini, Born, Bulkin, Coppinger, de La Tour D'Auvergne Lauraguais, Engels, Hatfield, Lupo and Pillard. Mr. Weisser is not considered an independent director due to his position as an executive officer of Bunge. Mr. Caraballo is not considered an independent director as ordinary course agricultural commodity sales to, and fertilizer purchases from, Bunge made by a company owned and controlled by one of Mr. Caraballo's immediate family members exceeded the thresholds set forth in the categorical standards for 2006 and 2007. See "Certain Relationships and Related Party Transactions" for more information.

        The table below includes a description of categories or types of transactions or relationships considered by the Board in reaching its determination that the above-mentioned directors are independent:

Name	Transactions/Relationships
Jorge Born, Jr.	Business relationships (immediate family member), charitable organization relationships
Michael Bulkin	Business relationships (non-executive director)
Bernard de La Tour D'Auvergne Lauraguais	Charitable organization relationships
Larry Pillard	Business relationships (executive officer)

Board Meetings and Committees

        The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met 11 times in 2007. All directors, other than Mr. Pillard, attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year. Mr. Pillard, who attended 70% of such meetings, was unable to meet the 75% threshold due to business conflicts.

        Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have four standing Board committees: the audit committee, the compensation committee, the finance and risk policy committee and the corporate governance and nominations committee. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. Each committee has the power under its charter to subdelegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of all our committee charters are available on our website, www.bunge.com, and in print from us without charge upon request. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

        Audit Committee.    Pursuant to its charter, our audit committee assists the Board in fulfilling its responsibility for oversight of:

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  the quality and integrity of our financial statements and related disclosure;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications, independence and performance; and

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  the performance of our internal audit and control functions.

        Please see the Audit Committee Report included in this proxy statement for information about our 2007 fiscal year audit. The audit committee met 11 times in 2007. The audit committee meets separately with our independent auditor and also in executive sessions with members of our senior management team from time to time as deemed appropriate by the committee. The members of our audit committee are Messrs. Bachrach, Boilini, Coppinger, de La Tour d'Auvergne Lauraguais (chairman) and Engels. Each of the members of the audit committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert. In accordance with our audit committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.

        Compensation Committee.    Our compensation committee designs, reviews and oversees Bunge's executive compensation program. Under its charter, the committee, among other things:

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  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer (CEO), evaluates the performance of the CEO in light of these goals and objectives and sets the CEO's compensation based on this evaluation;

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  reviews the evaluations of the direct reports to the CEO and approves and oversees the total compensation packages for the direct reports to the CEO, including annual base salaries, performance-based cash bonuses, long-term equity-based compensation and any perquisites that may be given;

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  reviews and makes recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administers and interprets our equity incentive plans;

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  makes recommendations to the Board on director compensation; and

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  periodically reviews our management succession program for senior executive positions and ensures that the Board is informed of its status.

        The compensation committee is empowered to hire outside advisors as it deems appropriate. For additional information on the committee's role, its use of outside advisors and its processes and procedures for the consideration and determination of executive compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        The compensation committee met five times in 2007. The members of our compensation committee are Messrs. Bachrach, Bulkin, Coppinger, Hatfield and Lupo (chairman). Each of the members of the compensation committee is independent under the listing standards of the NYSE.

        Corporate Governance and Nominations Committee.    Our corporate governance and nominations committee is responsible for, among other things:

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  monitoring, advising and making recommendations to the Board with respect to the law and practice of corporate governance and the duties and responsibilities of directors of public companies, as well as overseeing our corporate governance initiatives and related policies;

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  leading the Board in its annual performance evaluation and establishing criteria for the self-evaluations of each Board committee;

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  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board (see "—Nomination of Directors" for more information);

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  reviewing and making recommendations to the Board regarding director independence; and

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  overseeing our related person transaction policies and procedures.

        The corporate governance and nominations committee met four times in 2007. The members of our corporate governance and nominations committee are Messrs. Born, Coppinger, Engels, Hatfield (chairman) and Pillard. Each of the members of the corporate governance and nominations committee is independent under the listing standards of the NYSE.

        Finance and Risk Policy Committee.    Our finance and risk policy committee is responsible for supervising the quality and integrity of our financial and risk management practices. The finance and risk policy committee reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The finance and risk policy committee met nine times in 2007. The members of our finance and risk policy committee are Messrs. Boilini, Born, de La Tour d'Auvergne Lauraguais, Engels (chairman), Lupo and Pillard.

Corporate Governance Guidelines and Code of Ethics

        Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our corporate governance guidelines are included as Appendix A to this proxy statement and are also available on our website, www.bunge.com, and in print from us without charge upon request.

        We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and senior financial officers. Our code of ethics is available on our website and in print from us without charge upon request. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our code of ethics on our website.

Executive Sessions of Our Board

        Our corporate governance guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. In accordance with our corporate governance guidelines, the non-management directors shall, from time to time, designate a director from among their number to preside at these executive sessions of the non-management directors. In 2007, Mr. Born presided, and continues to preside, over these sessions. The presiding director, among other things, establishes an agenda with the assistance of the other non-management directors and facilitates communications among other non-management directors at each executive session.

Communications with Our Board

        To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. Additional information on the electronic mailing address and the physical mailing address is available on our website through the "About Bunge—Investor Information—Corporate Governance" section.

        Communications sent to the electronic mailing or physical mailing addresses are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board and Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman, or to the members of the corporate governance and nominations committee if no particular addressee is specified.

        In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. All of our directors, except Mr. Bachrach, were in attendance at our 2007 Annual General Meeting.

Nomination of Directors

        As provided in its charter, the corporate governance and nominations committee will identify and recommend to the Board nominees for election to the Board and will consider nominees submitted by shareholders. The corporate governance and nominations committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates that complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the corporate governance and nominations committee may identify certain skills or attributes (e.g., extensive global business leadership experience) as being particularly desirable to help meet specific board needs that have arisen. When the corporate governance and nominations committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

        Under the corporate governance guidelines, directors must inform the Chairman of the Board and the Chairman of the corporate governance and nominations committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual's membership on the Board, no director having attained the age of 70 will be nominated by the Board for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

        Shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to recommend for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. Bunge may require any proposed nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such proposed nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the corporate governance and nominations committee. A shareholder may also recommend director candidates for consideration by the corporate governance and nominations committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.

        In connection with the director nominations process, the corporate governance and nominations committee may identify candidates through recommendations provided by members of the Board, management or shareholders, and may also engage a search firm to assist in identifying or evaluating qualified candidates. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of the Board. The committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The corporate governance and nominations committee has from time to time retained a professional search firm to assist it in identifying and evaluating candidates for director. Mr. Pillard, who joined the Board on January 1, 2007, was initially identified as a potential director candidate by the search firm retained by the corporate governance and nominations committee. The corporate governance and nominations committee has not received any nominations for director from shareholders for the 2008 Annual General Meeting of Shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors

        Upon the recommendation of the corporate governance and nominations committee, each of Messrs. Bachrach, Boilini, and Bulkin has been nominated by the Board for election at the 2008 Annual General Meeting. Messrs. Bachrach, Boilini, Bulkin and Hatfield are currently Class III directors, and their terms expire on the day of the 2008 Annual General Meeting. Mr. Hatfield, who has been a member of our Board since 2002, is not standing for re-election because he has reached the mandatory retirement age for directors under our corporate governance guidelines. Messrs. Caraballo, Coppinger, Pillard and Weisser are Class II directors, and their terms expire in 2009. Messrs. Born, de La Tour d'Auvergne Lauraguais, Engels and Lupo are Class I directors, and their terms expire in 2010. The Class III directors elected at this Annual General Meeting will serve a term that expires at our 2011 Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

        The following paragraphs set forth information about the nominees and our directors. The nominees for election at the Annual General Meeting are listed first. All of the nominees are current directors of Bunge and we are not aware of any reason why any of the nominees will not be able to serve if elected.

Class III Nominees

Ernest G. Bachrach, 55
Mr. Bachrach has been a member of our Board since 2001. He is a member of the Executive Committee as well as a member of the board of directors of Advent International Corporation, a private equity firm. He has been with Advent since 1990. Prior to joining Advent, Mr. Bachrach was Senior Partner, European Investments, for Morningside Group, a private investment group. Mr. Bachrach also serves as a member of the boards of directors of Aeroplazas S.A. de C.V., Dufry AG and Nuevo Banco Comercial S.A. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Bachrach also serves on the Board of Governors of the Lauder Institute of the Wharton School of the University of Pennsylvania.

Enrique H. Boilini, 46
Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgessellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company's activities in Argentina. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering.

Michael H. Bulkin, 69
Mr. Bulkin has been a member of our Board since 2001. Mr. Bulkin is a private investor. He retired as a Director of McKinsey & Company in 1993 after 30 years of service in which he served as a board member and in a variety of senior positions, most recently as head of McKinsey's New York and Northeast offices. Mr. Bulkin also serves as a member of the boards of Ferro Corporation and Specified Technologies Inc. He holds a Bachelor of Engineering Science degree from Pratt Institute, and a Master of Industrial Administration from Yale University.

Class III Director With Term Expiring in 2008

Paul H. Hatfield, 72
Mr. Hatfield has been a member of our Board since 2002. He is also the Principal of Hatfield Capital Group, a private equity investment firm that he founded in 1997. From 1995 to 1997, Mr. Hatfield was the Chairman and Chief Executive Officer of Petrolite Corporation, a chemical company. Before joining Petrolite, Mr. Hatfield spent over 35 years at the Ralston Purina Company in a variety of management positions. Mr. Hatfield also serves as a member of the board of directors of Maritz, Inc. and PENFORD Corporation. Mr. Hatfield has a Bachelor of Science in Agricultural Economics and a Master of Science in Economics and Marketing, both received from Kansas State University.

Class II Directors With Terms Expiring in 2009

Octavio Caraballo, 64
Mr. Caraballo has been a member of our Board since 2001. Mr. Caraballo is President of Estancia y Cabaña Las Lilas S.A., an Argentine company. Mr. Caraballo joined Bunge in 1967, and served in various divisions over the course of his career, including as head of the Bunge group's former paints, chemicals and mining division, until his retirement in 1997. Prior to joining Bunge, he worked for several financial institutions in Europe. He is also a director of Mutual Investment Limited and has served as Chairman of the board of directors and President of Mutual Investment Limited. Mr. Caraballo received a Business Administration degree from Babson College and is a member of the Board of Trustees of Babson College.

Francis Coppinger, 56
Mr. Coppinger has been a member of our Board since 2001. Until March 2006, he was Chief Executive Officer of Publicité Internationale Intermedia Plc (PII), a joint venture he established with the Michelin Group in December 1992 which coordinates the media activities of the Michelin Group in Europe. Mr. Coppinger sold his interest in PII to the Michelin Group in January 2006. Prior to his career with PII, Mr. Coppinger held a number of senior executive positions, including General Manager and Chairman, with Intermedia S.A., a media buying agency based in Paris. He is a member of the board of directors of Intermedia. Mr. Coppinger holds a Bachelors degree in Economics from the University of Paris and attended the Institut d'Etudes Politiques de Paris.

Larry G. Pillard, 60
Mr. Pillard has been a member of our Board since 2007. He has served as executive chairman of the Tetra Laval Group, a global business with operations in food products processing equipment and packaging, since 2003. Mr. Pillard was chief executive officer of Tate & Lyle PLC, a global producer of cereal sweeteners and starches, sugars and other food and industrial ingredients, from 1996 to 2002. He was the chief operating officer of Tate & Lyle PLC from 1995 to 1996, and the president and chief executive officer of its U.S. starch business, A.E. Staley Manufacturing Co., from 1992 to 1995. Prior to joining Tate & Lyle PLC, Mr. Pillard served for more than 20 years in a variety of managerial positions at Cargill, Inc.

Alberto Weisser, 52
Mr. Weisser is the Chairman of our Board and our Chief Executive Officer. Mr. Weisser has been with Bunge since July 1993. He has been a member of our Board since 1995, was appointed our Chief Executive Officer in January 1999 and became Chairman of the Board in July 1999. Prior to that, Mr. Weisser held the position of Chief Financial Officer. Prior to joining Bunge, Mr. Weisser worked for the BASF Group in various finance-related positions for 15 years. Mr. Weisser is also a member of the board of directors of International Paper Company and a member of the North American Agribusiness Advisory Board of Rabobank. Mr. Weisser has a bachelor's degree in Business Administration from the University of São Paulo, Brazil and has participated in several post-graduate programs at Harvard Business School. He has also attended INSEAD's Management Development Program in France.

Class I Directors With Terms Expiring in 2010

Jorge Born, Jr., 45
Mr. Born has been a member of our Board and our Deputy Chairman since 2001. Mr. Born is President and Chief Executive Officer of Bomagra S.A., a privately held company involved in the real estate, technology and communications equipment and farming industries in Argentina. Prior to joining Bomagra in 1997, Mr. Born spent all of his professional life working for Bunge in various capacities in the commodities trading, oilseed processing and food products areas in Argentina, Brazil, the United States and Europe. He also served as head of Bunge's European operations from 1992 to 1997. Mr. Born is a director of Hochschild Mining PLC, a mining conglomerate listed on the London Stock Exchange, and Dufry South America Ltd., a South American duty free retailer listed on the São Paulo Stock Exchange. He is also a director and Deputy Chairman of the board of directors of Mutual Investment Limited. Mr. Born has a B.S. in Economics from the Wharton School of the University of Pennsylvania and is a member of Wharton's Latin American Executive Board and the Board of Governors of Wharton's Lauder Institute. He is also a member of Georgetown University's Latin American Board.

Bernard de La Tour d'Auvergne Lauraguais, 63
Mr. de La Tour d'Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d'Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d'Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania.

William Engels, 48
Mr. Engels has been a member of our Board since 2001. Since 2007, he has been an advisor to a private investment fund with investments in South America. From 2003 to December 2006, Mr. Engels served on the board of directors of Quilmes Industrial (Quinsa) S.A., a holding company with interests in the beverage and malting industries, as the representative of Beverage Associates (BAC) Corp. From 1992 to 2003, Mr. Engels served in various capacities at Quinsa, including Director of Mergers and Acquisitions, Group Controller and Manager of Corporate Finance. Prior to joining Quinsa, Mr. Engels served as Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products, and in Brazil, in the area of mergers and acquisitions. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

L. Patrick Lupo, 57
Mr. Lupo has been a member of our Board since 2006. He is the former chairman and chief executive officer of DHL Worldwide Express (DHL). Mr. Lupo joined DHL in 1976. He served as chairman and CEO from 1986 to 1997 and as executive chairman from 1997 to 2001. During his tenure at the company, he also served as CEO, The Americas, and general counsel. Mr. Lupo received a law degree from the University of San Francisco and a B.A. degree from Seattle University.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the election of each of Messrs. Bachrach, Boilini and Bulkin to our Board as Class III Directors for a term ending at our 2011 annual general meeting.

DIRECTOR COMPENSATION

        Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2007 was comprised of a mix of cash and equity-based compensation. The compensation committee periodically receives reports on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation.

Director Compensation Table

        The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2007.

	Non-Employee Director Compensation(1)
Name	Fees Earned or Paid in Cash ($)	Equity Awards(2) ($)	Total ($)
Ernest G. Bachrach	$85,000	$70,683	$155,683
Enrique H. Boilini	86,000	70,683	156,683
Jorge Born, Jr.	76,000	70,683	146,683
Michael H. Bulkin	79,167	70,683	149,850
Octavio Caraballo	75,000	70,683	145,683
Francis Coppinger	85,000	70,683	155,683
William Engels	97,000	70,683	167,683
Paul H. Hatfield	85,000	70,683	155,683
Bernard de La Tour d'Auvergne Lauraguais	96,000	70,683	166,683
L. Patrick Lupo	80,833	70,683	151,516
Larry G. Pillard(3)	75,000	384,474	459,474

(1)
Represents compensation earned in 2007.

(2)
Each of the directors received an annual grant of 1,500 deferred restricted stock units on May 25, 2007. The amount recognized for 2007 financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R "Share Based Payments" ("SFAS 123R") (without any reduction for risk of forfeiture), is determined based on applying the assumptions used in Bunge's financial statements. See Note 23 to the audited financial statements in our annual report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K") regarding assumptions underlying valuation of equity awards. The aggregate number of deferred restricted stock units outstanding for each of the directors is 1,505, (which includes accrued dividend equivalents), with a value as of December 31, 2007 of $175,257.

(3)
Mr. Pillard was appointed to the Board effective as of January 1, 2007 and received a grant of 13,000 stock options effective as of such date.

        Directors' Fees.    Non-employee directors received the following fees in 2007: (i) an annual retainer fee of $75,000; (ii) a fee of $10,000 for service as committee chair on any committee, except for the Chair of the audit committee, who received $20,000 per year for his services due to the added workload and responsibilities of this committee; and (iii) members of the audit committee each received $10,000 per year for their services due to the added workload and responsibilities of this committee. No fees are paid for service as a member of any other Board committee. In addition, although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of ten times in a given year, each director receives a fee of $1,000 for each additional meeting attended. Bunge also reimburses non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and our annual shareholder meetings. Bunge provides Mr. de La Tour d'Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate his fulfillment of his role as chairman of the audit committee.

        2007 Non-Employee Directors Equity Incentive Plan.    The 2007 Non-Employee Directors Equity Incentive Plan, adopted in 2007, provides for (i) an annual equity award to each continuing non-employee director as of the date of Bunge's annual general meeting of shareholders and (ii) an equity award upon a new non-employee director's initial election or appointment to the Board. In each case, the value, type and terms of such awards shall be approved by the Board based on the recommendation of the compensation committee. Bunge may grant non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units under the 2007 Non-Employee Directors Equity Incentive Plan. To date, Bunge has granted only deferred restricted stock units under this plan. Shares of restricted stock and restricted stock units become vested on or after the third anniversary of the date of grant, provided, in each case, that the director has continued to serve on the Board until such date. Deferred restricted stock units become vested on or after the first anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. However, upon the vesting of any deferred restricted stock units, receipt of such deferred restricted stock units will be automatically deferred for at least an additional two years. Stock options granted under the plan become vested and exercisable on or after the third anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding stock options remain exercisable for a period of ten years after their grant date. The 2007 Non-Employee Directors Equity Incentive Plan provides that up to 600,000 common shares may be issued under the plan. As of December 31, 2007, we had granted an aggregate of 16,500 deferred restricted stock units to our non-employee directors as a group under the 2007 Non-Employee Directors Equity Incentive Plan.

        Non-Employee Directors Equity Incentive Plan.    The Non-Employee Directors Equity Incentive Plan, adopted in 2001, provides for awards of non-qualified stock options to non-employee directors. The options vest and are exercisable on the January 1 that follows the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding options remain exercisable for a period of ten years after their grant date. The Non-Employee Directors Equity Incentive Plan provides that up to 0.5% of our issued and outstanding common shares may be issued under the plan. We have granted stock options to purchase an aggregate of 504,500 common shares to our non-employee directors as a group under the Non-Employee Directors Equity Incentive Plan. Effective May 25, 2007, when the 2007 Non-Employee Directors Equity Incentive Plan was approved by our shareholders, no further options will be granted under the 2001 Non-Employee Directors Equity Incentive Plan.

        Non-Employee Directors Deferred Compensation Plan.    Our Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Deferred Compensation Plan"), a non-tax qualified deferred compensation plan, is designed to provide non-employee directors with an opportunity to elect to defer receipt of all or a portion of their annual cash fees. Participants may elect to defer receipt of their cash fees for at least 36 months and will receive a distribution of their respective accounts immediately following the end of their elected deferral period. Mr. Bachrach was the only non-employee director who deferred any amounts in 2007.

        Amounts deferred are credited in the form of hypothetical share units that are approximately equal to the fair market value of a Bunge common share on the date that fees are otherwise paid. Participants' deferral accounts will be credited with hypothetical share units and dividend equivalents, in the form of additional share units, in the event Bunge pays dividends to holders of its common shares. Distributions are made in the form of Bunge common shares or cash, as elected by the participant. Upon a change of control of Bunge, a participant will receive an immediate lump sum distribution of his or her account in cash or Bunge common shares, as determined by the compensation committee.

        The number of shares underlying hypothetical share units held by our non-employee directors are shown in the beneficial ownership table on page 47 of this proxy statement.

        Non-Employee Director Share Ownership Guidelines.    To further align the personal interest of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of May 2005 or, if later, from when the non-employee director is initially appointed or elected to the Board. For non-employee directors, the guideline is four times the annual retainer fee paid by Bunge to its non-employee directors. Shares deemed to be owned for purposes of the share ownership guidelines include shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan and 50% of the difference between the exercise price and the fair market value of our common shares for vested, in-the-money stock options. Unvested stock options or restricted stock units do not count toward satisfaction of the guidelines. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through Bunge's equity incentive plans until the guidelines are met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides an overview of Bunge Limited's executive compensation program, including:

  •
  the general compensation principles and objectives of our executive compensation program;

  •
  the material elements of our executive compensation program and the process we use for making executive compensation decisions; and

  •
  information about the 2007 compensation earned by the following officers (the "Named Executive Officers"):

  •
  Alberto Weisser, our Chairman and Chief Executive Officer;

  •
  Jacqualyn A. Fouse, our Chief Financial Officer;

  •
  Archibald Gwathmey, Co-Chief Executive Officer, Bunge Global Agribusiness;

  •
  Andrew J. Burke, Co-Chief Executive Officer, Bunge Global Agribusiness;

  •
  Flávio Sá Carvalho, our former Chief Personnel Officer, who retired from Bunge in February 2008; and

  •
  William Wells, our former Chief Financial Officer, who served in this role until April 2007.

Compensation Principles and Objectives

        Our executive compensation program is designed to achieve the following objectives:

  •
  support Bunge's business goals by fostering profitable growth and increasing shareholder value;

  •
  align the interests of executive officers and shareholders;

  •
  attract, retain and motivate high caliber executive officers; and

  •
  pay for performance by linking a significant amount of executive compensation to his or her overall individual contribution to Bunge's growth and to the achievement of pre-established performance goals.

        The program is driven by key performance measures for Bunge in order to motivate our executives (including the Named Executive Officers) to continually improve Bunge's financial performance and increase shareholder value both over the short and long-term. In furtherance of these objectives, our executive compensation program emphasizes company-wide compensation programs over individually negotiated compensation arrangements.

        As described below, our executive compensation program is also designed to provide executives with a mix of cash and equity-based compensation opportunities and a level of benefits intended to be competitive with those companies that Bunge competes with for executive talent, and align executive pay with the objectives of the program. Our executive compensation program consists of the following main elements of compensation:

  •
  base salary;

  •
  annual cash incentive awards;

  •
  long-term equity-based incentives awards; and

  •
  retirement and welfare benefits.

Competitive Benchmarking

        Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target long-term equity-based incentive award values (referred to as target total direct compensation) that is aligned with the program's principles and competitive with compensation provided by a peer group of selected publicly-traded companies. This group includes Bunge's direct competitors and other companies that have comparable annual revenues and market capitalization to Bunge or which otherwise reflect the breadth of Bunge's activities (the "Peer Group"). The Compensation Committee of our Board of Directors (the "Committee"), in consultation with its independent compensation consultant, Semler Brossy Consulting Group, LLC, establishes and periodically reviews and, if appropriate, updates the composition of the Peer Group based on available market data. For 2007, the following companies comprised the Peer Group:

Air Products & Chemicals Inc.	Meadwestvaco Corp.
Alcoa Inc.	Monsanto Company
Archer Daniels Midland Company	The Mosaic Company
Coca-Cola Enterprises Inc.	The Pepsi Bottling Group, Inc.
ConAgra Foods Inc.	PotashCorp
Dean Foods Company	Smithfield Foods Inc.
FedEx Corp.	Tyson Foods, Inc.
International Paper Company	United Parcel Service, Inc.
Weyerhaeuser Co.

        For 2008, the Committee has determined that U.S. Steel Company will replace Dean Foods Company based on the international scope of its business and more comparable market capitalization and revenue.

        In addition, the Committee supplements Peer Group data with data derived from several external compensation surveys. The survey data further enables the Committee to compare the competitiveness of the compensation of the Named Executive Officers based on their individual responsibilities and scope against comparable positions in (1) a broader market group of companies of comparable annual revenues to Bunge and (2) companies in related industries or which otherwise reflect the scope of Bunge's operations generally. The Peer Group and the external survey data are referred to collectively as the "Comparator Groups."

Determining Compensation

  Role of the Compensation Committee

        The Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program, and reviewing and approving annually all compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for our Named Executive Officers are made by the Committee in accordance with the methodology described below.

        When making compensation decisions, the Committee analyzes data from the Comparator Groups as well as tally sheets prepared by our human resources department for each of the Named Executive Officers. Each of these tally sheets presents the dollar amount of each material element of compensation (base salary, annual cash incentive awards, long-term equity-based incentive awards, and retirement benefits), executive benefits and perquisites, equity holdings, and expected payments under selected termination of employment, retirement and change of control scenarios. The overall purpose of these tally sheets is to provide the Committee with a comprehensive view of the various elements of actual and potential future compensation of our Named Executive Officers, as well as their wealth accumulation, so that the Committee may analyze both the individual elements of compensation and the aggregate total amount of actual and projected compensation in making compensation decisions.

        In addition to reviewing data from the Comparator Groups and tally sheets, the Committee also considers the following factors in setting the target total direct compensation for each Named Executive Officer: (i) the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions towards Bunge's performance, (ii) recommendations from the independent compensation consultant, (iii) recommendations from senior management and (iv) whether the components of a Named Executive Officer's compensation align with our executive compensation program's overall objectives. While the Committee generally seeks to set target total direct compensation levels for the Named Executive Officers at approximately the median of the Comparator Groups, our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the Comparator Groups in the Committee's reasonable discretion in order to recognize factors such as experience, skill sets and ongoing or potential contributions by our executives. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on individual and company performance for the year. In setting the compensation of our CEO, the Committee uses the same principles applied to all Named Executive Officers. Mr. Weisser's target total direct compensation is competitive with that of other chief executive officers in the Comparator Groups and is consistent with our compensation principles and objectives described above.

  Executive Compensation Mix

        A significant portion of each Named Executive Officer's target total direct compensation is meant to be at-risk, performance-based compensation. For 2007, base salary represented 23% of the target total direct compensation established for the Named Executive Officers, while at-risk, performance-based compensation represented 77% of target total direct compensation for the Named Executive Officers, with 22% from annual cash incentive awards and 55% from long-term equity-based incentive awards. The following chart illustrates this mix of target total direct compensation.

  Role of Executive Officers

        The CEO establishes the strategic direction of our executive compensation program in consultation with the Committee, evaluates the performance of the Named Executive Officers (excluding his own performance) and makes recommendations regarding their compensation in consultation with the Chief Personnel Officer. The CEO and the Chief Personnel Officer also participate in developing and recommending the performance goals and measures for our Named Executive Officers under our Annual Incentive Plan for consideration by the Committee. No other executive officers participate in the executive compensation process. Bunge's human resources department, under the supervision of the Chief Personnel Officer, also supports the Committee in its work.

  Role of the Compensation Consultant

        The Committee hires advisors to support it in its compensation decisions. It has retained Semler Brossy Consulting Group, LLC, as its independent compensation consultant, to provide information, analysis, and objective advice regarding our executive compensation program. For 2007, the compensation consultant performed the following functions at the Committee's request:

  •
  assist the Committee in the review and assessment of the Peer Group;

  •
  compare each element of the Named Executive Officers' target total direct compensation and retirement benefits with the corresponding compensation elements for the Comparator Groups;

  •
  advise the Committee on compensation for the Named Executive Officers;

  •
  advise and recommend to the Committee the weighting and scope of performance measures for the annual incentive program and long-term equity incentive programs for the Named Executive Officers, as well as the form of equity awards to be granted under the equity incentive program; and

  •
  prepare presentations for the Committee on general U.S. trends in executive compensation.

Elements of Our Executive Compensation Program

        The following discusses in more detail the elements of, and rationale for, the compensation awarded to the Named Executive Officers. The Committee, in consultation with its compensation consultant, reviews and, if appropriate, updates our executive compensation program at the beginning of each year.

  Base Salary

        A portion of annual cash compensation is paid as base salary to provide Named Executive Officers with a level of security and stability. Base salaries for the Named Executive Officers are reviewed on an annual basis, and in connection with a promotion or other change in responsibilities. The Committee reviews and approves the annual base salaries for the Named Executive Officers based on an evaluation of the individual's experience, skill level, scope of responsibilities, level of pay compared to comparable executives in the Comparator Groups, recommendations from the compensation consultant and, for each Named Executive Officer other than the CEO, recommendations from the CEO in consultation with the Chief Personnel Officer. The Committee generally sets the base salary at approximately the median level for comparable executives in the Comparator Groups.

        For 2007, Mr. Burke received a base salary increase of 33% in connection with his promotion to the position of Co-Chief Executive Officer, Bunge Global Agribusiness. In addition, Mr. Sá Carvalho received a base salary increase of 6.7% and Mr. Gwathmey received a base salary increase of 3% in connection with their annual review. No other Named Executive Officer received a base salary increase in 2007. The base salary of each Named Executive Officer is set forth in the "Salary" column of the Summary Compensation Table on page 29 of this proxy statement.

  Annual Cash Incentive Awards

        The Committee grants Named Executive Officers the opportunity to earn annual cash incentive awards under Bunge's Annual Incentive Plan, an annual performance-based incentive plan that is available for a broad group of employees within the company. The purpose of the Annual Incentive Plan is to provide an annual cash incentive that is directly related to the achievement of company and individual performance goals and contributions that deliver annual results aligned with our long-term goals.

        Target annual cash incentive awards under the Annual Incentive Plan for the Named Executive Officers are established by the Committee within 90 days after the beginning of each year. These target awards are established based on an analysis of comparable executives in the Comparator Groups. The Committee generally sets target annual cash incentive awards at approximately the median level for comparable executives in the Comparator Groups. However, the actual annual cash incentive awards earned by the Named Executive Officers for any year may be above, at or below the target level based on their contribution to Bunge's results and their performance with respect to pre-established, equally-weighted company and individual performance goals attained for such year as described below. For 2007, the Named Executive Officers were eligible to receive an annual cash incentive award ranging from 0 percent to 250 percent of their target annual cash incentive award under the Annual Incentive Plan.

        Company Performance Goals.    Company performance goals for purposes of the Annual Incentive Plan are weighted between return on net assets ("RONA") for Bunge Limited as a whole or for the business unit(s) with respect to which the applicable Named Executive Officer has primary responsibility, and either net income after minority interest for Bunge Limited or operating profit of a business unit, based on the primary responsibilities of the applicable Named Executive Officer.

        For 2007, the company performance objectives applicable for Mr. Weisser and Mr. Sá Carvalho were based on RONA and net income after minority interest for Bunge Limited. Mr. Gwathmey's and Mr. Burke's objectives were based on the RONA and operating profit for Bunge Global Agribusiness.

        RONA is a measure of financial performance which indicates the relationship between profits and the net assets used in our businesses. As Bunge operates in a number of capital intensive businesses, RONA allows us to measure management's ability and efficiency in using our assets to generate profits that exceed our cost of capital. As a complement to RONA, net income after minority interest (income from continuing operations) and operating profit measure the overall profitability of Bunge's ongoing business operations. Because the Committee has determined that RONA is a principal driver of shareholder value for Bunge, the percentage variation from target is indexed by a factor of 2.5 before averaging the result with net income after minority interest or operating profit of Bunge Limited or a business unit (as applicable). The following table sets forth the company performance goals established for each Named Executive Officer for 2007:

Name and Description of Performance Measure	Target RONA	Actual RONA	Target Net Income After Minority Interest ($ million)	Actual Net Income After Minority Interest ($ million)	Target Operating Profit ($ million)(1)	Actual Operating Profit ($ million)(1)
Alberto Weisser RONA and net income after minority interest for Bunge Limited	8.1%	11.5%	$597.1	$777.6	$—	$—
Archibald Gwathmey RONA and operating profit for Bunge Global Agribusiness	9.2%	11.7%	—	—	385.8	530.3
Andrew J. Burke RONA and operating profit for Bunge Global Agribusiness	9.2%	11.7%	—	—	385.8	530.3
Flávio Sá Carvalho RONA and net income after minority interest for Bunge Limited	8.1%	11.5%	597.1	777.6	—	—

(1)
Operating profit as shown in the table includes allocations of interest expense relating to working capital.

        Because Ms. Fouse joined Bunge in July 2007, pursuant to the terms of Ms. Fouse's employment offer letter with the company, she was guaranteed a bonus equal to 75% of her annual base salary for 2007, which represents the target annual cash incentive award that Ms. Fouse would have been eligible to receive under the Annual Incentive Plan had she been employed with us for the full 2007 fiscal year. Mr. Wells did not participate in the Annual Incentive Plan for 2007 due to his resignation from Bunge.

        Individual Performance Goals.    Each Named Executive Officer is also evaluated based on the achievement of individual performance goals that are assigned based on the executive's role within the company and their responsibility for delivering on such goals, and their overall contribution to the company during the fiscal year. The individual performance goals generally relate to the achievement of specific aspects of Bunge's business strategy and corporate initiatives designed to contribute towards shareholder value. These initiatives include the following categories: productivity, quality, safety and environment, people development, logistics, information technology and innovation. In addition, the contribution of each Named Executive Officer during the fiscal year in review is measured with respect to the following core management competencies:

  •
  building organizational capability;

  •
  technical competence;

  •
  teamwork and collaboration;

  •
  leadership;

  •
  entrepreneurship;

  •
  customer/farmer focus;

  •
  strategic thinking;

  •
  results orientation;

  •
  communications; and

  •
  personal effectiveness.

        Determination of Individual Annual Cash Incentive Awards.    Following the completion of each fiscal year, the Committee reviews and approves individual annual cash incentive awards for the prior fiscal year based on the results achieved on the company and individual performance goals as described above. Company performance is approved by the Committee after audited results for the prior fiscal year are finalized. The Named Executive Officers' performance against their individual performance objectives is assessed by the executive's manager, which in the case of each Named Executive Officer other than the CEO is the CEO. The CEO's performance against his individual objectives is determined directly by the Committee. The Committee retains the right to adjust a Named Executive Officer's actual annual cash incentive award upward or downward if it determines that such adjustment is appropriate and consistent with the objectives and principles of our executive compensation program, such as to reflect factors including changes in business strategies, unforeseeable challenges or other events or developments not reflected in the performance measures and goals for the year. The Committee then approves an award amount for each Named Executive Officer based on the target annual cash incentive award granted to each executive.

        In February 2008, based on the process and factors described above, the Committee determined that payouts under the Annual Incentive Plan to the Named Executive Officers for 2007 would be between 188% and 234% of their respective target annual cash incentive awards. The actual annual cash incentive awards paid to each Named Executive Officer for 2007, as approved by the Committee, are set forth on the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

  Long-Term Incentive Compensation

        Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under Bunge's Equity Incentive Plan. Pursuant to the Equity Incentive Plan, the Committee may grant qualified and non-qualified stock options and restricted stock units, including restricted stock units that vest subject to the satisfaction of a specified service period ("time-vested RSUs") and/or the achievement of certain pre-established performance goals over a specified performance period (performance-based restricted stock units, or "PBRSUs"). The long-term equity-based incentive compensation element of our executive compensation program is intended to provide that Named Executive Officers have a continuing stake in the long-term success of the company. Bunge further emphasizes equity ownership by senior executives through the share ownership guidelines described later in this section.

        It is the Committee's practice to make annual grants of equity-based awards in the form of non-qualified stock options and PBRSUs under the Equity Incentive Plan to employees (including the Named Executive Officers) at the beginning of each year, when compensation decisions for the year are made and after the public release of Bunge's year-end audited financial results for the prior fiscal year. The Committee targets the value of the long-term incentive awards granted to Named Executive Officers to the median of the value of equity-based awards granted to comparable executives in the Comparator Groups. The Committee also considers shareholder dilution, the percentage of outstanding stock option and restricted stock unit awards, paper gains on outstanding long-term incentive awards, the historical relationship between Bunge's pay and performance against the Peer Group and accounting expense in determining the amount and type of these awards.

        After consideration of the above factors and the recommendation of the compensation consultant, the Committee determined that for the 2007 annual grant, the value of long-term incentive awards should be divided evenly between stock options and PBRSUs based on the Committee's assessment that this mix of share price appreciation-based and performance-based full value share awards furthers our executive compensation program's objectives of linking incentive compensation to the company's performance, creating long-term shareholder value and aligning the interests of Named Executive Officers and Bunge's shareholders.

        On rare occasions in response to special situations, the Committee may make special equity grants in the form of stock options or restricted stock units to Named Executive Officers on grant dates other than the annual grant date. In June 2007, the Committee approved a grant of 25,000 stock options and 50,000 time-vested RSUs to Ms. Fouse effective as of the date of commencement of her employment with the company (July 23, 2007) in consideration for compensation foregone at her previous employer and as an inducement to join the company. The Committee also awarded Mr. Burke 5,000 time-vested RSUs in August 2007 to recognize his contributions in serving as our interim chief financial officer while continuing in his role as Co-Chief Executive Officer, Bunge Global Agribusiness prior to the appointment of Ms. Fouse. The terms of these awards are further described below.

        Stock Option Awards.    Stock options will have value only if the trading price of Bunge's common shares exceeds the exercise price of the stock option. Stock options granted under our Equity Incentive Plan vest in three equal installments on each of the first three anniversaries following the option grant date and remain exercisable until the tenth anniversary of the option grant date. Pursuant to the terms of the Equity Incentive Plan, Bunge sets the exercise price of a stock option based on the average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on the grant date. On February 26, 2007, the Committee granted stock options to the Named Executive Officers (other than Ms. Fouse and Mr. Wells) effective as of February 27, 2007 with an exercise price equal to the average of the high and low sale prices of Bunge's common shares on February 27, 2007. It is the Committee's practice to make the annual grants of equity-based incentive compensation awards

(including stock options) effective as of the day immediately following the date that the Committee takes action with respect to such awards, as this is typically the date that the full Board meets.

        In connection with her joining Bunge on July 23, 2007, Ms. Fouse received a grant of 25,000 stock options effective as of such date. These stock options will vest in one-third equal annual installments on each of the first three anniversaries of the grant date, will have a ten-year term and an exercise price equal to the average of the high and low sale prices of Bunge's common shares on the grant date.

        Information regarding the fair value and the number of stock options awarded to the Named Executive Officers for 2007 is set forth on the Grants of Plan-Based Awards Table on page 30 of this proxy statement.

        PBRSU Awards.    On February 27, 2007, the Committee also awarded PBRSUs to the Named Executive Officers (other than Ms. Fouse and Mr. Wells) for the fiscal year 2007-2009 performance period. Payouts of the PBRSUs, if any, will generally be subject to the Named Executive Officer's continued employment with Bunge through the vesting date and will be based on Bunge's cumulative, three-year diluted earnings-per-share results in accordance with the table below:

Cumulative 3-year diluted earnings-per-share	Percent of Award Vesting
less than $12.47	0%
$12.47	50%
$15.59	100%
$21.83	200%
greater than $21.83	200%

        The Committee sets the target performance level (100%) for the PBRSUs using the company's prior year reported diluted earnings per share as a baseline and increasing it by 10% for each year in the performance period. Results in between $12.47 and $21.83 are interpolated. In addition, dividend equivalents are paid in Bunge common shares on the date that PBRSUs are otherwise paid-out, based on the number of shares vesting, subject to a maximum of the target award granted. Diluted earnings per share is used as the performance measure for the PBRSUs because investors generally view it as a key measure of our financial performance.

        Each year, following the end of a three-year PBRSU performance period, Bunge's achievement of the performance measures is determined by the Committee based on Bunge's financial results, subject to the Committee's discretion to adjust such results for non-recurring charges and other one-time events.

        In February 2008, the Committee reviewed and certified the achievement of the performance measures for the PBRSUs granted for the 2005-2007 performance period. The following table shows the results for the 2005-2007 performance period:

	2005-2007 PBRSU Award
Performance Measure	Target Performance	Actual Performance	Percentage of Award Vesting
Cumulative 3-year diluted earnings per share	$14.93	$14.66	95%

        Information regarding the fair value and number of PBRSUs that the Named Executive Officers may earn at the end of the 2007-2009 performance period, subject to satisfaction of the performance measures described above, is shown in the Grants of Plan-Based Awards Table.

        In addition, the value and number of PBRSUs that the Named Executive Officers earned in 2007 for the 2005-2007 performance period are shown in the "Stock Awards" column of the Option Exercises and Stock Vested Table on page 32 of this proxy statement.

        Time-Vested RSUs.    The Committee awards time-vested RSUs on an infrequent basis for special purposes, such as retention and special recognition of exceptional performance. These awards generally vest based on the individual's continued employment with Bunge. Award sizes and vesting dates vary to allow flexibility in connection with the specific award. In addition, dividend equivalents are credited as additional time-vested RSUs and are paid-out in Bunge common shares on the date that time-vested RSUs otherwise vest and are settled. As described above, in August 2007, the Committee granted Mr. Burke 5,000 time-vested RSUs to recognize his contributions in serving as our interim chief financial officer while continuing in his role as Co-Chief Executive Officer, Bunge Global Agribusiness prior to the appointment of Ms. Fouse. The award will vest in four equal installments on each of the first four anniversaries following the date of grant. In July 2007, Ms. Fouse received a grant of 50,000 time-vested RSUs in connection with her joining Bunge. The award will vest in three equal installments on each of the first three anniversaries following Ms. Fouse's date of hire. Other than those granted to Mr. Burke and Ms. Fouse, no time-vested RSUs were granted to the Named Executive Officers in 2007. Mr. Burke's and Ms. Fouse's time-vested RSUs are shown in the Grants of Plan-Based Awards Table.

  Retirement and Welfare Benefits

        Bunge provides employees with a range of retirement and welfare benefits that are designed to assist the company in attracting and retaining employees critical to the company's long-term success and to reflect the competitive practices of the companies in the Peer Group. Named Executive Officers are eligible for retirement benefits under the following plans: (i) the Bunge U.S. Pension Plan, (ii) the Bunge Excess Benefit Plan, (iii) the Bunge U.S. SERP, (iv) the Bunge Retirement Savings Plan and (v) the Bunge Excess Contribution Plan. Mr. Weisser does not participate in the U.S. SERP. Rather, he receives a supplemental retirement benefit under the terms of his employment agreement. Our executive compensation program also provides Named Executive Officers with certain perquisites and personal benefits.

        The following is a brief summary of the retirement and welfare benefits provided under our executive compensation program. The Committee, in consultation with the compensation consultant, periodically reviews the retirement and other benefits provided to the Named Executive Officers to ensure competitiveness with the Peer Group.

        Retirement Plans.    The pension plan, a tax qualified retirement plan, covers substantially all the company's U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers participates in the pension plan. All employees whose benefits under the pension plan are limited by the Internal Revenue Code, including the Named Executive Officers, participate in the excess benefit plan. In addition, all of the Named Executive Officers (other than Mr. Weisser) participate in the U.S. SERP. The Pension Plan, U.S. SERP and the excess benefit plan are described in the narrative following the Pension Benefits Table on page 33 of this proxy statement.

        Mr. Weisser receives a non-tax qualified supplemental retirement plan benefit pursuant to his employment agreement. The terms of Mr. Weisser's supplemental retirement benefits are described beginning on page 35 of this proxy statement.

        In order to compensate Mr. Sá Carvalho and Ms. Fouse for retirement benefits from previous employers that they were required to forgo when they joined Bunge, they were provided with additional credited service under the company's non-tax qualified retirement plans. Mr. Sá Carvalho received five years of additional credited service effective in 2007, and Ms. Fouse received five years of additional credited service, to be credited at the rate of one extra year for each of the first five years of Ms. Fouse's completed service with Bunge.

        The estimated annual normal retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table.

        401(k) Plan and Excess 401(k) Plan.    The retirement savings plan, a tax qualified retirement plan, covers substantially all U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers participates in the retirement savings plan. All employees whose benefits under the retirement savings plan are limited by the Internal Revenue Code, including the Named Executive Officers, participate in the excess contribution plan, which is a non-tax qualified retirement plan. The retirement savings plan and the excess contribution plan are described following the Nonqualified Deferred Compensation Table on page 36 of this proxy statement.

        Company matching contributions allocated to the Named Executive Officers under the retirement savings plan and the excess contribution plan are shown in the "All Other Compensation" column of the Summary Compensation Table.

        Health and Welfare Plans.    Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through Bunge's flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on an after-tax basis at the employee's option. In addition, the Company has provided Mr. Sá Carvalho with a supplemental executive life insurance policy with coverage equal to $1,250,000. The company will not make any premium payments following Mr. Sá Carvalho's retirement.

  Perquisites and Executive Benefits

        The Committee reviews the perquisites provided to Bunge's executive officers under our executive compensation program periodically. Prior to 2006, Bunge provided executive officers, including the Named Executive Officers, with an automobile allowance and a flexible spending account that could be used to reimburse the cost of certain perquisites selected by the executive officer in a fiscal year, including financial and tax planning services, estate planning services, home office equipment and software, club memberships, executive physicals and other specified perquisites. The value of the perquisites provided was limited to approximately $45,000 for the CEO and $27,000 for the other Named Executive Officers. During 2006, the Compensation Committee reviewed and revised Bunge's perquisites policy to reduce the perquisites provided to executive officers. Under the revised policy, Bunge now provides executive officers, including the Named Executive Officers, with an annual allowance of $9,600 designed to cover the cost of a portion of the perquisites formerly offered by the Company.

Severance and Change of Control Benefits

        Our executive compensation program is designed to provide for the payment of severance benefits to our Named Executive Officers upon certain types of employment terminations. Providing severance and change of control benefits assists Bunge in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The Named Executive Officers are provided with severance benefits under individual arrangements. Mr. Weisser and Ms. Fouse are the only Named Executive Officers with change of control protections, and in each case the applicable agreements contain a "double trigger" requirement, meaning that both a change of control must occur and the executive's employment must also be terminated before the executive is entitled to any payment or accelerated vesting of equity awards.

        The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each Named Executive Officer under their respective arrangements, are set forth under the Potential Payments Upon Termination of Employment or Change of Control tables beginning on page 38 of this proxy statement.

Executive Officer Share Ownership Guidelines

        To further align the personal interest of senior management with the interests of Bunge's shareholders, the Board has established the following share ownership guidelines for the minimum amount of Bunge common shares that is required to be held by senior executives, including the Named Executive Officers. The guidelines took effect in 2005 and are required to be met within five years from the effective date or, if later, from the date that the individual is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of the executive's base salary. For the CEO, the guideline is five times the CEO's base salary, and for executives reporting directly to the CEO, including the Named Executive Officers, the guideline is 2.5 times the executive's base salary. For a description of the share ownership guidelines applicable to our non-employee directors, see "Director Compensation."

        Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the executive, shares underlying hypothetical share units held under the company's deferred compensation plans and 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options, unearned PBRSUs and unvested time-vested RSUs do not count toward achievement of the guidelines. Furthermore, senior executives, including the Named Executive Officers, are required to hold 50% of the net shares acquired through the company's long-term incentive plans (such as stock options or PBRSUs) until the guidelines are met. All current Named Executive Officers have either met their ownership guidelines or are making satisfactory progress toward their respective ownership guidelines as of December 31, 2007. In addition, we have a policy that prohibits executive officers from hedging their ownership of company common shares.

Tax Deductibility of Compensation

        Section 162(m) of the U.S. Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific performance criteria are satisfied. Bunge has adopted the annual incentive plan and the equity incentive plan which are designed to help ensure that incentive compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m) and is deductible by us. While our executive compensation program seeks to maximize the tax deductibility of compensation payable to our Named Executive Officers by having such compensation qualify as performance-based, the Committee retains the flexibility to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m). For 2007, Bunge estimates that approximately $500,000 of executive compensation expenses will not be deductible under Section 162(m).

Compensation Committee Report

        The compensation committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be included in Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2007.

        The foregoing report on executive compensation for 2007 has been furnished on behalf of the Board by the undersigned members of the compensation committee.

Members of the Compensation Committee
L. Patrick Lupo, Chairman
Ernest G. Bachrach
Michael H. Bulkin
Francis Coppinger
Paul H. Hatfield

Summary Compensation Table

        The following table sets forth the compensation of our Chief Executive Officer, our current and former Chief Financial Officers, and the other three most highly compensated executive officers (the "Named Executive Officers") who were serving as executive officers as of December 31, 2007. The positions shown in the table are the officer's positions with Bunge or our subsidiaries as of December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)			Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)		Total(5) ($)
Alberto Weisser Chairman and Chief Executive Officer	2007 2006	$1,200,000 1,200,000	$	— —		$4,078,610 2,564,010	$1,662,097 1,380,291	$3,360,000 1,150,000	$62,896 898,274	$48,200 48,400		$10,411,803 7,240,975
Jacqualyn A. Fouse(6) Chief Financial Officer	2007	292,769		650,000	(9)	630,403	86,376	—	—	184,434	(10)	1,843,982
Archibald Gwathmey Co-Chief Executive Officer, Bunge Global Agribusiness	2007 2006	620,000 600,000		— —		1,651,802 1,113,361	894,339 916,327	1,400,000 300,000	140,188 947,958	23,700 21,150		4,730,029 4,172,113
Andrew J. Burke Co-Chief Executive Officer, Bunge Global Agribusiness	2007 2006	500,000 375,000		— —		579,993 356,146	199,467 177,509	700,000 300,000	83,573 59,702	15,200 15,400		2,078,233 1,283,757
Flávio Sá Carvalho(7) Chief Personnel Officer	2007 2006	400,000 375,000		— —		625,006 356,146	513,512 177,509	600,000 280,000	694,796 214,028	15,200 32,728		2,848,514 1,435,411
William Wells(8) Former Chief Financial Officer	2007 2006	130,000 520,000		— —		137,885 667,329	239,619 331,343	— 500,000	15,386 135,209	27,196 20,800	(11)	550,086 2,174,681

(1)
The amount recognized for 2007 financial reporting purposes in accordance with SFAS 123R (without any reduction for risk of forfeiture), is determined based on applying the assumptions used in Bunge's financial statements. See Note 23 to the audited financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards. The terms applicable to the restricted stock unit awards and the option awards granted for fiscal year 2007 are set forth in the Grants of Plan-Based Awards Table. It is difficult to make comparisons among Named Executive Officers because retirement eligibility affects accounting expense. Further, amounts reported for these awards represent Bunge's accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether and to what extent a Named Executive Officer realizes value will depend on Bunge's actual operating performance, stock price fluctuations and the Named Executive Officer's continued employment.

(2)
Incentive compensation awards under the Annual Incentive Plan ("AIP") for fiscal year 2007 which were paid in March 2008.

(3)
The aggregate change in the actuarial present value of the accumulated pension benefit was based on the difference between the amounts required to be disclosed under the Pension Benefits Table for the 2007 fiscal year and the amounts that would have been required to be reported for the Named Executive Officers under the Pension Benefits Table for the 2006 fiscal year. For information about the assumptions used, see the Pension Benefits Table. There is no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements. The change in actuarial present value for Mr. Weisser's SERP was -$1,011,361 and pursuant to SEC rules, is reflected as $0. Ms. Fouse will be eligible to participate in the Company's pension benefit plans effective July 23, 2008.

(4)
Mr. Weisser received company matching contributions to his 401(k) Plan account of $9,000 and to his Excess 401(k) Plan account of $39,200.
Ms. Fouse received company matching contributions to her 401(k) Plan account of $6,600.
Mr. Gwathmey received company matching contributions to his 401(k) Plan account of $9,000 and to his Excess 401(k) Plan account of $14,700.
Mr. Burke received company matching contributions to his 401(k) Plan account of $9,000 and to his Excess 401(k) Plan account of $6,200.
Mr. Sá Carvalho received company matching contributions to his 401(k) Plan account of $9,000 and to his Excess 401(k) Plan account of $6,200.
Mr. Wells received company matching contributions to his 401(k) Plan account of $5,200 and to his Excess 401(k) Plan account of $12,000.

(5)
Represents total of all columns in table.

(6)
Ms. Fouse joined Bunge as Chief Financial Officer effective July 23, 2007.

(7)
Mr. Sá Carvalho's employment with Bunge terminated on February 29, 2008.

(8)
Mr. Wells' employment with Bunge terminated on April 1, 2007.

(9)
Represents (i) $500,000 bonus for 2007, and (ii) the first $150,000 installment of Ms. Fouse's $300,000 hiring bonus paid in 2007. The second and final installment will be paid on the first anniversary of her hire date.

(10)
In addition to company matching contributions, this includes relocation payments in the aggregate amount of $177,834.

(11)
In addition to company matching contributions, this includes $9,996 paid to Mr. Wells in respect of accrued and unused vacation. See additional information regarding Mr. Wells' termination of employment beginning on page 43 of this proxy statement.

Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to awards under our Annual Incentive Plan and Equity Incentive Plan to the Named Executive Officers for the fiscal year ended December 31, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (3)(#)	All Other Options Awards: Number of Securities Underlying Options (4)(#)
										Exercise or Base Price of Option Awards ($/Sh)			Grant Date Fair Value of Stock and Option Awards ($)(5)
Names	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)					Closing Price On Grant Date ($)
Alberto Weisser	02/27/2007 02/27/2007	$288,000 —	$1,440,000 —	$3,600,000 —	15,000 —	30,000 —	60,000 —	— —	— 110,000	$	— 80.06	$78.96 78.96	$2,401,800 2,675,200
Jacqualyn A. Fouse	07/23/2007 07/23/2007	— —	— —	— —	— —	— —	— —	50,000 —	— 25,000		— 85.54	86.15 86.15	4,277,000 588,000
Archibald Gwathmey	02/27/2007 02/27/2007	124,000 —	620,000 —	1,550,000 —	3,100 —	6,200 —	12,400 —	— —	— 21,000		— 80.06	78.96 78.96	496,372 510,720
Andrew J. Burke	02/27/2007 02/27/2007 08/02/2007	75,000 — —	375,000 — —	937,000 — —	1,875 — —	3,750 — —	7,500 — —	— — 5,000	— 12,500 —		— 80.06 —	78.96 78.96 94.23	300,225 304,000 463,850
Flávio Sá Carvalho	02/27/2007 02/27/2007	60,000 —	300,000 —	750,000 —	1,875 —	3,750 —	7,500 —	— —	— 12,500		— 80.06	78.96 78.96	300,225 304,000
William Wells	—	—	—	—	—	—	—	—	—		—	—	—

(1)
Represents annual cash incentive award opportunity under the company's Annual Incentive Plan.

(2)
Represents performance-based restricted stock units for the 2007-2009 performance period under the company's Equity Incentive Plan ("EIP").

(3)
Represents time-vested restricted stock units granted to Ms. Fouse effective as of July 23, 2007 vesting one-third per year on each of the first three anniversaries of the grant date and to Mr. Burke on August 2, 2007 vesting one-fourth per year on each of the first four anniversaries of the grant date.

(4)
On February 26, 2007, the compensation committee took action to grant stock options to Bunge's Named Executive Officers (other than Ms. Fouse and Mr. Wells) effective as of February 27, 2007. Under the EIP, the exercise price of the stock options was determined based on the average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on the grant date of the option (February 27, 2007). The average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on February 27, 2007 was $80.06. February 27, 2007 is the SFAS 123R grant date. In connection with her hiring, Ms. Fouse was granted stock options effective as of July 23, 2007. The average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on July 23, 2007 was $85.54.

(5)
This column shows the full grant date fair value of PBRSUs, stock options and time-vested restricted stock units (as applicable) under SFAS 123R granted to the Named Executive Officers in 2007. Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the award's vesting schedule. See Note 23 to the audited financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards Table

        The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2007.

		Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Held That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Held That Have Not Vested ($)
Alberto Weisser	90,003 90,000 130,000 112,000 130,000 63,000 36,667 —	— — — — — 32,000 73,333 110,000	(9) (10) (11)	$15.875 16.00 21.61 25.22 37.08 52.66 57.01 80.06	05/01/11 08/01/11 05/24/12 03/13/13 03/11/14 02/25/15 02/24/16 02/27/17	— — —	$	— — —	40,000 30,000 22,000	(3) (4) (5)	$4,656,400 3,492,300 2,561,020
Jacqualyn A. Fouse	—	25,000	(12)	85.54	07/23/17	—		—	50,000	(6)	5,820,500
Archibald Gwathmey	9,233 37,000 37,000 14,667 8,334 —	— — — 7,333 16,666 21,000	(9) (10) (11)	21.61 25.22 37.08 52.66 57.01 80.06	05/24/12 03/13/13 03/11/14 02/25/15 02/24/16 02/27/17	— — — —		— — — —	9,000 6,200 8,000 15,000	(3) (4) (5) (7)	1,047,690 721,742 931,280 1,746,150
Andrew J. Burke	10,000 20,000 7,600 4,600 —	— — 3,800 9,200 12,500	(9) (10) (11)	25.22 37.08 52.66 57.01 80.06	03/13/13 03/11/14 02/25/15 02/24/16 02/27/17	— — — —		— — — —	5,000 3,750 4,000 5,000	(3) (4) (5) (8)	582,050 436,538 465,640 582,050
Flávio Sá Carvalho	7,600 4,600 —	3,800 9,200 12,500	(9) (10) (11)	52.66 57.01 80.06	02/25/15 02/24/16 02/27/17	— — —		— — —	5,000 3,750 4,000	(3) (4) (5)	582,050 436,538 465,640
William Wells	—	—		—	—	—		—	—		—

(1)
Represents grants made from 2000 – 2007. Unless otherwise noted, outstanding equity awards are fully vested as of December 31, 2007.

(2)
Value of unvested restricted stock units using a share price of $116.41, the closing price on December 31, 2007.

(3)
Payment amount of the PBRSUs will be determined as of December 31, 2008 based on satisfaction of threshold performance measures for the 2006-2008 performance cycle. Employee must generally be employed on the vesting date.

(4)
Payment amount of the PBRSUs will be determined as of December 31, 2009 based on satisfaction of threshold performance measures for the 2007-2009 performance cycle. Employee must generally be employed on the vesting date.

(5)
Time-vested RSUs that fully vest on February 25, 2010.

(6)
Time-vested RSUs that vest ratably in three equal installments commencing on July 23, 2008.

(7)
Time-vested RSUs that vest ratably in four equal installments commencing on July 1, 2006.

(8)
Time-vested RSUs that vest ratably in four equal installments commencing on August 2, 2008.

(9)
Stock options that were granted on February 25, 2005. The options vest in one-third installments on the first, second and third anniversaries of the grant date.

(10)
Stock options that were granted on February 24, 2006. The options vest in one-third installments on the first, second and third anniversaries of the grant date.

(11)
Stock options that were granted on February 27, 2007. These options vest in one-third installments on the first, second and third anniversaries of the grant date.

(12)
Stock options that were granted effective as of July 23, 2007. The options vest in one-third installments on the first, second and third anniversaries of the grant date.

Option Exercises and Stock Vested Table

        The following table sets forth certain information with respect to the exercise of stock options and restricted stock units awarded to the Named Executive Officers that vested or were earned in 2007.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Alberto Weisser	75,683	(1)	$7,125,115	37,082	(2)	$4,103,865
Jacqualyn A. Fouse	—		—	—		—
Archibald Gwathmey	102,570	(3)	7,568,045	8,782 7,650	(2) (4)	971,904 637,130
Andrew J. Burke	25,000	(5)	2,074,296	4,488	(2)	496,687
Flávio Sá Carvalho	20,000	(6)	924,714	4,489	(2)	496,798
William Wells	224,628	(7)	11,508,390	6,777	(8)	643,419

(1)
Represents stock option exercise on November 29, 2007. Value realized upon exercise was determined by multiplying the number of shares acquired by the difference between the exercise price of the stock options ($18.875) and the average market value of shares acquired ($113.0192).

(2)
Represents PBRSUs awarded for the 2005-2007 performance period that vested February 25, 2008. Value realized upon vesting was determined by multiplying the number of shares acquired on vesting by $110.67, the average of the high and low sale prices of Bunge's common shares on the vesting date.

(3)
Represents stock option exercises on March 6, 2007 and November 19, 2007. Value realized upon exercise was determined by multiplying the number of shares acquired by the difference between the weighted average exercise price of the stock options ($18.2958) and the weighted average market value of the shares acquired ($92.08).

(4)
Represents time-vested restricted stock units that vested on July 1, 2007. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on July 1, 2007 ($83.285).

(5)
Represents stock option exercises on November 19, 2007. Value realized upon exercise was determined by multiplying the number of shares acquired by the difference between the weighted average exercise price of the stock options ($23.054) and the weighted average market value of shares acquired ($106.0258).

(6)
Represents stock option exercise on March 30, 2007. Value realized upon exercise was determined by multiplying the number of shares acquired by the difference between the exercise price of the stock options ($37.08) and the average market value of shares acquired ($83.3157).

(7)
Represents stock option exercises on February 13, 2007, February 26, 2007 and April 2, 2007. Value realized was determined by multiplying the number of shares acquired by the difference between the weighted average exercise price of the stock options ($28.733) and the weighted average market value of the shares acquired ($79.9662).

(8)
Pursuant to his Separation Agreement, Mr. Wells vested on a pro rata basis in his 2005 PBRSU award. The award vested at the rate of 69.9% for the time factor and 52.1% for EPS performance for the first 9 quarters of the cycle, resulting in a settlement of 3,349 shares. In accordance with Section 409A of the Internal Revenue Code, the award was settled 6 months following the date of termination at the average of the high and low sale prices of Bunge's common shares on the settlement date ($107.842). Mr. Wells also vested on a pro rata basis in his 2005 time-vested restricted stock unit award, resulting in a settlement of 3,428 shares based upon the average of the high and low sale prices of Bunge's common shares on March 30, 2007 ($82.63).

Pension Benefits Table

        The following table shows pension benefit information for the Named Executive Officers with respect to each defined benefit pension plan in which such executive participates.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Alberto Weisser	Weisser SERP Pension Plan Excess Plan	8 8 8	$5,665,081 131,069 1,515,310	$	— — —
Jacqualyn A. Fouse(2)	Pension Plan SERP Excess Plan	— — —	— — —		— — —
Archibald Gwathmey	Pension Plan SERP Excess Plan	33 33 33	665,188 1,822,512 2,982,000		— — —
Andrew J. Burke	Pension Plan SERP Excess Plan	6 6 6	91,929 99,222 191,836		— — —
Flávio Sá Carvalho(3)	Pension Plan U.S. SERP Excess Plan	9 14 14	256,900 488,839 985,758		— — —
William Wells	Pension Plan SERP Excess Plan	7 7 7	83,027 187,091 317,898		— — —

(1)
Amounts were calculated as of September 30, 2007, using assumptions that were used for Bunge's audited financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 17 to the financial statements in the Form 10-K for material assumptions.

(2)
Ms. Fouse will be eligible to participate in Bunge's pension plans effective July 23, 2008 after she has completed one year of service.

(3)
In order to compensate him for retirement benefits he was required to forego when he joined Bunge, Mr. Sá Carvalho received an additional 5 years of credited service under the SERP and Excess Plan effective in 2007.

Retirement Plan Benefits

        The Named Executive Officers are eligible to receive retirement benefits under the Pension Plan, the SERP and the Excess Benefit Plan. While Mr. Weisser does not participate in the SERP, he is eligible for a supplemental pension benefit under the terms of the Weisser SERP. Information regarding each of these arrangements is set forth below.

The Pension Plan

        The Pension Plan is a tax qualified retirement plan that covers substantially all of our U.S. based salaried and non-union hourly employees. The Pension Plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The Pension Plan provides pension benefits based on: (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment ("final average salary") and (ii) the participant's length of service.

        A participant's annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the Pension Plan, average social security wage base means the average of the social security wage base during the 35-year period preceding the participant's social security retirement age. For purposes of the Pension Plan, a participant's salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the Pension Plan is a tax qualified retirement plan, a participant's salary is restricted by the compensation limit imposed by the Internal Revenue Code. For 2007, this salary limit was $225,000. If a participant's salary exceeds this limit, such amounts are subject to the non-tax qualified retirement plans described below.

        Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 65. Participants (i) whose age and years of service equal 70 ("Rule of 70") or (ii) who attain age 55 and complete 10 years of service with the company may elect to receive an early retirement benefit. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. In addition, in the case of the Rule of 70, a participant is subject to an additional .25% reduction for each month that he or she retires before age 55. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.

        The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the Named Executive Officer's accrued benefit under the Pension Plan, based on a participant's salary and service through December 31, 2007 (the Pension Plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 6% and mortality as set forth in the RP 2000 mortality table.

The Excess Benefit Plan

        The Excess Benefit Plan, a non-tax qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the Pension Plan due to the Internal Revenue Code limits described above. The benefit provided under the Excess Benefit Plan will equal the difference between (i) the benefit that would have been earned under the Pension Plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the Pension Plan. All Named Executive Officers in the Pension Plan are potentially eligible to participate in the Excess Benefit Plan, provided that their Pension Plan benefits are limited by the Internal Revenue Code.

        Generally, benefits payable under the Excess Benefit Plan are payable in the same distribution form and manner as the payment of the participant's benefit under the Pension Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the Excess Benefit Plan are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the Excess Benefit Plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The SERP

        We have adopted the SERP, a non-tax qualified retirement plan, to attract, retain and award certain key employees whose benefits under the Pension Plan are limited by the Internal Revenue Code. The Board designates those key employees who are eligible to participate in the SERP.

        A participant's SERP benefit equals the amount that his or her benefit would equal if the Pension Plan (i) included 100% of such participant's bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the Pension Plan and/or Excess Benefit Plan, as applicable.

        Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant's benefit under the Pension Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The Weisser SERP

        Pursuant to the Weisser SERP, Mr. Weisser is entitled to receive a supplemental pension benefit (the "Supplemental Benefit"), subject to meeting certain conditions under his employment agreement. Mr. Weisser will be eligible to receive the Supplemental Benefit if (i) he remains in the employ of Bunge on the last day of the month in which he attains age 55 or (ii) his employment terminates due to "Disability", his resignation for "Good Reason" or the company terminates his employment without "Cause" (as such terms are described under the subheading "Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control" beginning on page 43 of this proxy statement).

        The Supplemental Benefit will be paid as a single life annuity commencing on the first day of the month following the month in which Mr. Weisser attains age 65. The Supplemental Benefit will equal an amount that, when added to Mr. Weisser's retirement benefits payable on a single annuity basis under the Pension Plan and Excess Benefit Plan, equals the sum of 45% of Mr. Weisser's average annual base salary and annual bonus compensation during the five-year period preceding his termination of employment. Mr. Weisser may elect to receive the Supplemental Benefit before he attains age 65. If Mr. Weisser commences the Supplemental Benefit before age 65, such benefit will be reduced by (i) 2% per year for each year that such benefit commences from age 60 and before age 65 and (ii) 6% per year for each year that such benefit commences from age 55 and before age 60. Additionally, Mr. Weisser may elect to receive the Supplemental Benefit in the form of (i) any annuity form permissible under the Pension Plan, (ii) a single life annuity with a 10 year term certain payment option, or (iii) a 100% qualified joint and survivor annuity with a 10 year term certain payment option.

        Mr. Weisser will forfeit the Supplemental Benefit in the event (i) he resigns without Good Reason prior to the last day of the month in which he attains age 55, (ii) his employment is terminated for Cause, (iii) he breaches the confidentiality, noncompetition or nonsolicitation covenants provided for in his employment agreement, or (iv) he dies prior to the commencement of Supplemental Benefit, in which case, his surviving spouse will receive a death benefit.

        If Mr. Weisser dies prior to the commencement of his pension, his surviving spouse will receive a death benefit in the form of a 100% joint and survivor annuity with a 10 year term certain equal to the survivor benefit that would have been payable if Mr. Weisser had retired as of the later of (i) the date of his death, or (ii) the date on which Mr. Weisser would have attained age 55 had he not died. Additionally, Mr. Weisser's surviving spouse may elect to receive the death benefit in the form of a 100% joint and survivor annuity. If Mr. Weisser dies after the commencement of his pension, the survivor benefit payable to his surviving spouse is based on the annuity form he elected at the time of his retirement. Mr. Weisser's surviving spouse will not receive a death benefit if Mr. Weisser dies after the commencement of his pension and elected to receive a single life annuity.

        The present value estimate shown in the Pension Benefits Table for Mr. Weisser's accumulated benefits under the Weisser SERP is determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

Nonqualified Deferred Compensation Table

        The following table shows certain information with respect to our nonqualified deferred compensation plans in which the Named Executive Officers participate.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Alberto Weisser	$—	$39,200	$76,643	$768,424	$3,261,298
Jacqualyn A. Fouse	—	—	—	—	—
Archibald Gwathmey	—	14,700	5,435	—	128,065
Andrew J. Burke	—	6,200	1,811	—	35,641
Flávio Sá Carvalho	67,583	6,200	111,658	—	1,597,185
William Wells	—	12,000	408,922	1,485,072	4,882,094

(1)
Amounts set forth for each Named Executive Officer have been included in amounts previously reported by Bunge in the Summary Compensation Table in this proxy statement or the 2006 proxy statement.

401(k) Plan

        The company sponsors the 401(k) Plan, a tax qualified retirement plan that covers substantially all of Bunge's U.S. based salaried and non-union hourly employees. Participants may contribute up to 50% of their compensation on a before-tax basis into their 401(k) Plan accounts. In addition, the company matches an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.

        Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2007, $45,000). "Additions" include company matching contributions and before-tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2007, this compensation limit was $225,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.

The Excess Contribution Plan

        The company sponsors the Excess 401(k) Plan, which is a non-tax qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to

Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the Excess 401(k) Plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.

        The amounts shown as "Registrant Contributions" represent company matching contributions made under the Excess 401(k) Plan to the Named Executive Officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the Excess 401(k) Plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A Participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).

        Payments are made from the company's general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.

Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees and Bunge Global Markets, Inc. Deferred Compensation Plan (the "Deferred Compensation Plans")

        The Deferred Compensation Plans, which are non-tax qualified deferred compensation plans, are designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. Amounts deferred into the Deferred Compensation Plans are shown as "Executive Contributions" and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.

        Eligible employees (including the Named Executive Officers) who meet the minimum base salary level may participate in the Deferred Compensation Plans. For 2007, the minimum base salary level required to participate in the Deferred Compensation Plans was $225,000.

        The Deferred Compensation Plans allow participants to voluntarily defer from 1% to 10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.

        A Participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account immediately following the end of his or her elected deferral period or death. Participants may elect to receive payment of their deferred account balance in a lump sum or in up to 30 annual installments. Subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code, distributions of a participant's account are made in cash and from Bunge's general assets in cash.

Potential Payments Upon Termination of Employment or Change of Control

        The company has entered into certain agreements and maintains certain plans that will require us to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change of control of Bunge. The amount of compensation payable to the Named Executive Officer in each situation is shown in the tables below. The amounts assume that a termination of employment and/or change of control event occurred on December 31, 2007.

        These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment.

        For information regarding the aggregate amount of the Named Executive Officers' vested benefits under Bunge's nonqualified deferred compensation plans, see the Nonqualified Deferred Compensation Table.

        Unless stated otherwise in the tables below, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on December 31, 2007 ($117.47). Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the average of the high and low sale prices of Bunge's common shares on December 31, 2007.

Mr. Alberto Weisser

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Weisser as of December 31, 2007.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason(2)($)	Early Retirement; Normal Retirement($)	Termination without Cause; Resignation for Good Reason($)	Change of Control Followed by Termination without Cause or Resignation for Good Reason($)	Change of Control($)	Disability($)	Death(3)($)
Compensation:
Severance	$—	$—	$9,450,000	$7,920,000	$—	$—	$—
Pro Rata AIP Award	—	1,440,000	1,440,000	1,440,000	—	1,440,000	1,440,000
Equity Incentive Plan(4):
Performance Based Restricted Stock Units
2006 – 2008	—	2,900,812	4,698,800	4,698,800	4,698,800	2,900,812	2,900,812
2007 – 2009	—	988,035	3,524,100	3,524,100	3,524,100	988,035	988,035
Stock Options Unvested and Accelerated	—	10,601,151	10,601,151	10,601,151	10,601,151	10,601,151	10,601,151
Time-Vested RSUs Unvested and Accelerated	—	2,584,340	2,584,340	2,584,340	2,584,340	2,584,340	2,584,340
Benefits and Perquisites:
Non-qualified Supplemental Pension (Supplemental Benefit)	—	—	5,665,081	5,665,081	—	5,665,081	8,998,290
Accrued Vacation(5)	92,308	92,308	92,308	92,308	—	92,308	92,308
280G Tax Gross-up	—	—	—	9,235,900	—	—	—

Total:	$92,308	$18,606,646	$38,055,780	$45,761,680	$21,408,391	$24,271,727	$27,604,936

(1)
For purposes of this table, Mr. Weisser's compensation for 2007 is as follows: base salary equal to $1,200,000 and a target annual bonus equal to $1,440,000.

(2)
Pursuant to the Weisser Employment Agreement, Mr. Weisser's termination for Cause or resignation without Good Reason entitles him to (i) unpaid base salary and (ii) accrued but unused vacation pay. In addition, if Mr. Weisser resigns his employment for any reason during a Change of Control Period, he will be entitled to his supplemental benefit under the Weisser SERP ($5,665,081).

(3)
For disclosure purposes only, we have assumed a 100% qualified joint and survivor annuity for the supplemental benefit. The calculation uses the same assumptions as those used in calculating Mr. Weisser's benefit under the Pension Plan.

(4)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2007.

(5)
For disclosure purposes only, we have assumed that Mr. Weisser was terminated on December 31, 2007 with four weeks of accrued but unused vacation.

Ms. Jacqualyn A. Fouse

        The following table describes the potential payments upon termination of employment or a change of control of the company for Ms. Fouse as of December 31, 2007.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason($)	Death or Disability; Normal Retirement($)	Termination without Cause; Resignation for Good Reason(2)($)	Change of Control($)	Change of Control Followed by Termination without Cause or Resignation for Good Reason($)(3)	Early Retirement($)
Compensation:
Severance	$—	$—	$1,828,750	$—	$2,310,000	$—
Pro Rata AIP Award	—	495,000	495,000	—	495,000	495,000
Equity Incentive Plan:
Stock Options Unvested and Accelerated	—	798,250	266,105	798,250	798,250	798,250
Time-Vested RSUs Unvested and Accelerated	—	5,873,500	5,873,500	5,873,500	5,873,500	5,873,500
Benefits and Perquisites:
Accrued Vacation(4)	50,769	50,769	50,769	—	50,769	50,769

Total:	$50,769	$7,217,519	$8,514,124	$6,671,750	$9,527,519	$7,217,519

(1)
For purposes of this table, Ms. Fouse's compensation for 2007 is as follows: base salary for 2007 equal to $660,000 and a target annual bonus equal to $495,000.

(2)
Pursuant to Ms. Fouse's employment offer letter dated June 21, 2007, if her employment is terminated without Cause or she resigns for Good Reason, she will receive the higher of (i) the standard severance benefits of the company at the time of termination or (ii) a lump sum payment equivalent to 24 months of base salary plus target bonus reduced by one month per month of service to a minimum of 12 months, plus a pro rata bonus calculated at target for the year in which the termination occurs if such termination is not due to performance. For disclosure purposes only, we have assumed that the termination is not performance related. In addition, all time-vested restricted stock units granted at hire will vest immediately.

(3)
Pursuant to Ms. Fouse's employment offer letter, if Ms. Fouse's employment is terminated without Cause or she resigns for Good Reason within 12 months following a Change of Control, she will receive a lump sum payment equal to 24 months of base salary plus target bonus reduced by one month per month of service following the Change of Control to a minimum of 12 months, plus a pro rata bonus calculated at target for the year in which the termination occurs if such termination is not due to performance. For disclosure purposes only, we have assumed that the termination is not performance related. In addition, all time-vested restricted stock units granted at hire will vest immediately.

(4)
For disclosure purposes only, we have assumed that Ms. Fouse was terminated on December 31, 2007 with four weeks of accrued but unused vacation.

Mr. Archibald Gwathmey

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Gwathmey as of December 31, 2007.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation:
Severance	$—	$—	$620,000	$—	$—
Pro Rata AIP Award	—	620,000	—	—	620,000
Equity Incentive Plan(3):
Performance Based Restricted Stock Units
2006 – 2008	—	652,683	652,683	1,057,230	652,683
2007 – 2009	—	204,194	204,194	728,314	204,194
Stock Options Unvested and Accelerated	—	2,268,488	1,240,935	2,268,488	2,268,488
Time-Vested RSUs Unvested and Accelerated	—	2,701,810	535,534	2,701,810	535,534
Benefits and Perquisites:
Accrued Vacation(4)	47,692	47,692	47,692	—	47,692

Total:	$47,692	$6,494,867	$2,681,038	$6,755,842	$4,328,591

(1)
For purposes of this table, Mr. Gwathmey's compensation for 2007 is as follows: base salary for 2007 equal to $620,000 and a target annual bonus equal to $620,000.

(2)
Pursuant to Mr. Gwathmey's employment offer letter dated February 4, 1999, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he will receive 12 months of salary continuation as severance pay benefits in lieu of notice and any payments due under any such severance plan. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company and he will be subject to such restrictive covenants as determined by the company.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2007.

(4)
For disclosure purposes only, we have assumed that Mr. Gwathmey was terminated on December 31, 2007 with four weeks of accrued but unused vacation.

Mr. Andrew J. Burke

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Burke as of December 31, 2007.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation:
Severance	$—	$—	$437,500	$—	$—
Pro Rata AIP Award	—	375,000	375,000	—	375,000
Equity Incentive Plan(3):
Performance Based Restricted Stock Units
2006 – 2008	—	362,601	362,601	587,350	362,601
2007 – 2009	—	123,907	123,907	440,513	123,907
Stock Options Unvested and Accelerated	—	1,270,135	680,281	1,270,135	1,270,135
Time-Vested RSUs Unvested and Accelerated	—	1,057,230	267,767	1,057,230	267,767
Benefits and Perquisites:
Accrued Vacation(4)	38,462	38,462	38,462	—	38,462

Total:	$38,462	$3,227,335	$2,285,518	$3,355,228	$2,437,872

(1)
For purposes of this table, Mr. Burke's compensation for 2007 is as follows: base salary for 2007 equal to $500,000 and a target annual bonus equal to $375,000.

(2)
Pursuant to Mr. Burke's employment offer letter dated December 4, 2001, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 6 months of his then base salary, plus 6 months of his target AIP award. In addition, if the termination is not performance related, Mr. Burke will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company in a form mutually agreeable to Mr. Burke and the company.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2007.

(4)
For disclosure purposes only, we have assumed that Mr. Burke was terminated on December 31, 2007 with four weeks of accrued but unused vacation.

Flávio Sá Carvalho

        Mr. Sá Carvalho's employment with Bunge terminated on February 29, 2008 due to his retirement. Pursuant to the Equity Incentive Plan and the applicable award agreements thereunder, upon retirement, Mr. Sá Carvalho vested in all outstanding unvested stock options, and in all restricted stock unit awards pro rata through the date of his retirement (with vesting of performance-based awards based on the satisfaction of applicable performance goals through December 31, 2007). In addition, in February 2008, the compensation committee waived any forfeiture conditions under the Equity Incentive Plan that would have otherwise applied to Mr. Sá Carvalho's outstanding time-vested restricted stock units and performance-based restricted stock units as a result of his retirement. The terms and conditions of Mr. Sá Carvalho's equity awards (other than the forfeiture conditions) remained unchanged.

        The following table summarizes the estimated amounts to be received by Mr. Sá Carvalho in connection with his retirement. The estimated value of the stock options shown in the table below has been determined by multiplying (i) the applicable number of stock options by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on February 29, 2008. Likewise, the estimated value of the time-vested restricted stock unit awards shown in the table below has been determined by multiplying (i) the applicable number of restricted stock units by (ii) the average of the high and low sale prices of Bunge's common shares on February 29, 2008. In addition, the estimated value of the performance-based restricted stock units shown in the table below is based on actual results achieved through December 31, 2007 and target vesting for the balance of the performance period. As these amounts are estimated, they may not represent the amounts Mr. Sá Carvalho will actually realize from these awards.

Stock Options	$502,944
Time-vested Restricted Stock Units	443,000
2006 – 2008 Performance-Based Restricted Stock Units	524,180
2007 – 2009 Performance-Based Restricted Stock Units	459,613
Accrued Vacation	30,757

Total(1)	$1,960,493

(1)
In addition, Mr. Sá Carvalho will receive annual payments under the Excess Benefit Plan and the SERP beginning in 2008 in accordance with the terms of these plans, which are described beginning on page 34 of this proxy statement. The estimated annual amounts that Mr. Sá Carvalho will receive are $84,544.20 under the Excess Benefit Plan and $41,878.80 under the SERP.

        In addition, Mr. Sá Carvalho has entered into a consulting agreement with Bunge whereby he will provide certain human resources consulting and transition services to us over a 12-month period. Pursuant to the consulting agreement, Mr. Sá Carvalho will receive $16,666.67 in monthly fees.

Mr. William Wells

        On March 1, 2007, Mr. Wells entered into a Separation Agreement with Bunge, pursuant to which his employment with Bunge terminated effective as of April 1, 2007. Mr. Wells did not receive any payments under the Separation Agreement other than accrued and unused vacation pay. Pursuant to the Separation Agreement, and as set forth in the table below, upon termination Mr. Wells vested in all stock options in which he would have vested had he remained employed through the 12-month period following termination, and in all restricted stock unit awards pro rata through the date of termination (with vesting of performance-based awards based on the satisfaction of applicable performance goals through March 31, 2007).

        The Separation Agreement also provided that Mr. Wells will be bound by certain confidentiality, cooperation and non-solicitation restrictive covenants, and included a general release of all claims against Bunge.

        The following table describes the amounts received by Mr. Wells pursuant to his Separation Agreement. The value of the stock options shown in the table below has been determined by multiplying (i) the applicable number of stock options by (ii) the difference between (x) the exercise price of the stock option and (y) the average market value of shares acquired upon exercise ($82.3994).

Stock Options	$429,649
Time-vested Restricted Stock Units(1)	283,256
2005 – 2007 Performance-Based Restricted Stock Units(2)	361,163
Accrued Vacation	9,996

Total	$1,084,064

(1)
Mr. Wells vested on a pro rata basis in his 2005 time-vested restricted stock unit award, resulting in settlement of 3,428 shares with a fair market value of $82.63 per share.

(2)
Mr. Wells vested on a pro rata basis in his 2005 PBRSU award at the rate of 69.9% for the time factor and 52.1% for EPS performance for the first 9 quarters of the cycle, resulting in a settlement of 3,349 shares. In accordance with Section 409A of the Internal Revenue Code, the award was settled 6 months following the date of termination at a fair market value of $107.842 per share.

Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control

        Weisser Employment Agreement.    Pursuant to the Employment Agreement between Bunge and Mr. Alberto Weisser, dated May 27, 2003 (the "Weisser Employment Agreement"), Mr. Weisser's base salary for 2007 was equal to $1,200,000 and his target annual bonus was equal to 120% of his base salary with a maximum annual bonus equal to 250% of his base salary. Mr. Weisser's employment under the agreement shall continue until the earlier of his termination of employment or the last day of the month in which he attains age 65.

        In the event of Mr. Weisser's termination without Cause or his resignation for Good Reason (before a Change of Control), Mr. Weisser's severance will be equal to: (i) three times the sum of the highest base salary paid to him over the three year period immediately prior to his termination and the average of the annual cash bonus paid over the three year period immediately preceding his termination, payable in substantially equal monthly installments over 36 months; (ii) a lump sum equal to the pro rata portion of the cash bonus to which he was entitled for that year had he remained employed, which the compensation committee may elect to pay (A) within 30 business days following his termination date (based on Bunge's financial results through the calendar quarter preceding such termination), or (B) at the same time bonuses are paid under the annual cash bonus plan generally

(based on Bunge's financial results for the calendar year); (iii) continuation at his own expense of health and medical insurance coverage until the earlier of (A) age 65 or (B) until eligible for such coverage under a subsequent employer's plan; (iv) immediate vesting of entitlement to receive retiree medical and life insurance coverage that the company offers to senior executives (if any); (v) immediate vesting or satisfaction of any service requirement or performance requirement in respect of any equity-based award; (vi) any benefits due to other senior executives upon termination; and (vii) vesting in his right to the Supplemental Benefit, payable as a single-life annuity to commence on the first month following the month in which he turns age 65 (also payable, at Mr. Weisser's election, as a single-life annuity with a 10 year term certain or a 100% joint and survivor annuity with a 10 year term certain).

        If Mr. Weisser resigns for Good Reason or is terminated without Cause during the Change of Control Period, he is entitled to (a) the same severance benefit as set forth in the preceding paragraph (except that the determination of his annual bonus in clause (i) shall be based on his target annual bonus in effect at the time of his termination) and (b) if he resigns his employment for any reason during the Change of Control Period, he will be entitled to receive the Supplemental Benefit.

        If Mr. Weisser terminates his employment due to Disability, he is entitled to a disability benefit equal to (i) his pro-rated cash bonus due for the year in which such disability occurs, and (ii) his Supplemental Benefit.

        If Mr. Weisser's employment terminates due to his death, his estate is entitled to a death benefit equal to (i) his pro-rated cash bonus due for the year in which his death occurs and (ii) if he dies prior to commencement of his Supplemental Benefit, his surviving spouse will receive a survivor's benefit equal to the greater of the pension that would have been paid had Mr. Weisser retired on the later of: (a) the date of his death or (b) the date he would have turned age 55, payable in the form of a 100% joint and survivor annuity with a 10 year term certain payment; (or, if spouse elects, a 100% joint and survivor annuity).

        As a condition to Mr. Weisser's receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of 18 months from the date of his termination of employment for any reason and by the terms of a confidentiality provision indefinitely. He must also execute and deliver a general release of claims against the company and its subsidiaries.

        Mr. Weisser is also eligible to receive the Supplemental Benefit, as described in greater detail following the Pension Benefits Table.

        The Weisser Employment Agreement also contains a "gross-up" provision pursuant to Section 280G of the Internal Revenue Code. If any of the payments or benefits provided to Mr. Weisser in connection with a Change of Control subject him to the excise tax imposed under Section 4999 of the Code, the company must make a gross up payment to him which will result in Mr. Weisser receiving the net amount that he is entitled to receive, after the deduction of all applicable taxes.

        The following definitions are provided in the Weisser Employment Agreement for certain of the terms used in this description:

        "Cause" means a termination of Mr. Weisser's employment by the company for any of the following reasons: (a) any act or omission that constitutes a material breach by him of the agreement; (b) his willful and continued failure or refusal to substantially perform his duties; (c) his willful and material violation of any law or regulation applicable to the company and its subsidiaries, or his conviction of, or a plea of nolo contendere to, a felony, or any willful perpetration by him of a common law fraud; or (d) any other willful misconduct by Mr. Weisser that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, any member of the company and its subsidiaries.

        "Good Reason" means a resignation by Mr. Weisser for any of the following reasons: (a) a failure by the company to pay material compensation due and payable to him; (b) a material diminution of his authority, responsibilities or positions under the agreement; (c) the occurrence of acts or conduct by the company or its representatives that prevent or substantially hinder him from performing his duties or responsibilities; or (d) if immediately prior to the Change of Control Period Mr. Weisser's principal place of employment is located within the metropolitan New York area, any relocation during the Change of Control Period of his principal place of employment to a location outside of the metropolitan New York area.

        "Disability" means a physical or mental disability or infirmity, as determined by a physician of recognized standing selected by the company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of duties as an employee of the company for any continuous period of 180 days or for 180 days during any one 12 month period.

        "Change of Control" means the occurrence of any of the following events: (a) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 35% or more of the common shares of the company's then outstanding; (b) a failure for any reason of the individuals who were directors on the effective date of the agreement to constitute at least a majority the Board of Directors; or (c) consummation after approval by the shareholders of the company of either (i) a plan of complete liquidation or dissolution of the company or (ii) a merger, amalgamation or consolidation of the company with any other corporation, the issuance of voting securities of the company in connection with a merger, amalgamation or consolidation of the company, a sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another corporation (each, a "Business Combination"), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the company or all or substantially all of the company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

        "Change of Control Period" means the period beginning on the date of the Change of Control and ending 30 months later, and can include the 12 month period immediately preceding such Change of Control, if Mr. Weisser is terminated without Cause during this 12 month period prior to such Change of Control and there is a reasonable basis to conclude such termination was at the request or direction of the person acquiring the company.

        Fouse Employment Offer Letter.    Pursuant to the terms of the employment offer letter between Ms. Fouse and Bunge, dated as of June 20, 2007 (the "Offer Letter"), Ms. Fouse is entitled to an annual base salary of $660,000, subject to annual review, and her target annual bonus equals 75% of her base salary with a maximum upward potential of 2.5 times the target amount. For the 2007 fiscal year, Bunge guaranteed payment of Ms. Fouse's target annual bonus (i.e. $495,000). Ms. Fouse's offer letter also entitles her to severance and change of control protections.

        In the event of Ms. Fouse's termination without Cause or her resignation for Good Reason, all unvested time-based restricted stock units granted in connection with Ms. Fouse's commencement of employment with Bunge will vest and Ms. Fouse will generally be entitled to the greater of: (i) the standard severance benefits of the Company as they may exist at that time, or (ii) the equivalent of 24 months of base salary plus target bonus reduced by one month per month of service to a minimum of 12 months. In addition, if the termination is not due to performance, Ms. Fouse will receive a pro rata annual bonus calculated at target for the year in which the termination occurs.

        In the event of a Change of Control followed by involuntarily termination without Cause or resignation for Good Reason within the 12-month period following the consummation of a Change of Control, Ms. Fouse will vest in all unvested time-based restricted stock units granted in connection with her joining Bunge. In addition Ms. Fouse will generally be entitled to the base salary that otherwise would have been payable had she remained employed with the Company for the period from the date of such termination or resignation through the second anniversary of the Change of Control plus prorated target bonus for such period. Additionally, if the termination is not due to performance, Ms. Fouse will also receive a pro rata annual bonus calculated at target for the year in which the termination occurs.

        For purposes of the Offer Letter, "Cause" and "Change of Control" have the same meanings as the corresponding terms set forth in the Weisser Employment Agreement. "Good Reason" means: (a) a failure by the Company to pay material compensation due and payable in connection with employment; or (b) a material diminution of Ms. Fouse's authority, responsibilities or position.

        Equity Acceleration under the Equity Incentive Plan.    Under the EIP, the following accelerations occur (except as otherwise provided under the individual award agreements): In the event of a termination due to death, disability or Retirement (defined as termination after an executive's 65th birthday), an executive's stock options become fully vested and immediately exercisable. In the event of a termination without Cause or early retirement (as defined under the Pension Plan), all stock options that would have vested in the 12 month period following termination of employment will immediately vest and become exercisable.

        For all terminations other than for Cause or voluntary resignation, all performance-based and non-performance based restricted stock unit awards vest pro rata through the date of termination (though performance based units remain subject to satisfaction of the applicable performance goals). In the event of a Change of Control, all unvested equity awards vest immediately prior to such Change of Control unless the compensation committee determines otherwise. The definitions of Cause and Change of Control are substantially similar to the definition under the Weisser Employment Agreement. Under the EIP, disability has the same meaning as under the company long-term disability plan for all awards except incentive stock options, for which disability means permanent and totality disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

        Other Change of Control Arrangements.    Named Executive Officers also participate in the Deferred Compensation Plans which contain change of control provisions. Under these plans, the events constituting a change of control are substantially similar to the change of control events set forth in the Weisser Employment Agreement. Bunge is evaluating the treatment of a participant's account under these plans in light of the final regulations issued under Section 409A of the Internal Revenue Code.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 1, 2008, based on 121,251,591 shares issued and outstanding.

        All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

        Under SEC Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct(1)	Voting or Investment Power(2)		Right to Acquire(3)		Percent of Class
Alberto Weisser	134,789	0		794,085		*
Ernest G. Bachrach	0	0		59,771	(4)	*
Enrique H. Boilini	0	0		48,800		*
Jorge Born, Jr.	0	0		48,800		*
Michael H. Bulkin	0	0		48,800		*
Octavio Caraballo	67,497	4,464	(5)	49,841	(6)	*
Francis Coppinger	0	717,642	(7)	50,353	(8)	*
Bernard de La Tour d'Auvergne Lauraguais	303,269	3	(9)	48,800		*
William Engels	0	0		18,200		*
Paul H. Hatfield	5,000	0		41,600		*
L. Patrick Lupo	0	0		13,000		*
Larry G. Pillard	0	0		13,000		*
Andrew J. Burke	3,755	0		59,255		*
Jacqualyn A. Fouse	0	0		0		*
Archibald Gwathmey	22,054	0		137,682		*
João Fernando Kfouri	8,214	0		41,627		*
Flávio Sá Carvalho	22,940	0		29,256		*
All directors and executive officers as a group (18 persons)	567,518	722,109		1,502,870		2.3%

*
Less than 1%.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge's Non Employee Directors Equity Incentive Plan and the Equity Incentive Plan, respectively, that have vested or will vest within 60 days of March 1, 2008, restricted stock units and dividend equivalent payments for which shares are issuable within 60 days of March 1, 2008 and shares underlying hypothetical share units held by non employee directors who have elected to receive, under the Non Employee Directors Deferred Compensation Plan, a distribution in the form of common shares.

(4)
Includes 10,971 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(5)
Includes 4,464 common shares held by his wife, as to which he disclaims beneficial ownership.

(6)
Includes 1,041 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(7)
Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.

(8)
Includes 1,553 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(9)
Includes 3 common shares held by his wife.

        The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2007
Capital World Investors(1)	10,292,150	8.49%
Wellington Management Company, LLP(2)	7,136,575	5.89%
Janus Capital Management LLC(3)	11,774,634	9.71%

(1)
Based on information filed by Capital World Investors with the SEC on Schedule 13G on February 11, 2008. Based on the Schedule 13G, Capital World Investors may be deemed to beneficially own 10,292,150 common shares in its capacity as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Shares reported by Capital World Investors include 542,300 shares issuable upon conversion of Bunge's 4.875% cumulative convertible perpetual preference shares and 616,425 shares issuable upon conversion of Bunge's 5.125% cumulative mandatory convertible preference shares. Capital World Investors has sole voting power over 3,308,000 common shares and sole dispositive power over 10,292,150 common shares. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(2)
Based on information filed by Wellington Management Company, LLP with the SEC on an amended Schedule 13G on February 14, 2008. Based on the Schedule 13G, Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 7,136,575 common shares that are held of record by its clients. Wellington Management Company, LLP has shared voting power over 4,960,814 common shares and shared dispositive power over 7,125,475 common shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(3)
Based on information filed by Janus Capital Management LLC with the SEC on an amended Schedule 13G on February 14, 2008. Janus Capital Management LLC, or Janus Capital, has an indirect 86.5% ownership stake in Enhanced Investment Technologies LLC, or INTECH. Due to the above ownership structure, holdings for Janus Capital and INTECH are aggregated for beneficial ownership disclosure purposes. Janus Capital and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the "Managed Portfolios"). Neither Janus Capital nor INTECH has the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and each disclaims any ownership associated with such rights. Janus Capital has sole voting and dispositive power over 11,667,480 common shares and shared voting and dispositive power over 107,154 common shares. The address for Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

AUDIT COMMITTEE REPORT

        Bunge's audit committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge's Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge's website at www.bunge.com.

        The audit committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge's financial statements and related disclosures, (2) Bunge's compliance with legal and regulatory requirements, (3) Bunge's independent auditors' qualifications, independence and performance and (4) the performance of Bunge's internal audit and control functions.

        Bunge's management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge's independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

        The audit committee has adopted a policy designed to increase its oversight of Bunge's independent auditor. Under the policy, the audit committee approves all audit, and audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. The audit committee's charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge's accounting policies and practices.

        The audit committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge's independent auditors, the audited financial statements as of and for the year ended December 31, 2007. In addition, the audit committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge's internal controls and the overall quality of Bunge's financial reporting. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors their written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Bunge and its management. The audit committee also considered whether the non audit services provided by Deloitte & Touche LLP to Bunge during 2007 were compatible with their independence as auditors.

        Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge's Annual Report on Form 10-K for the year ended December 31, 2007.

Members of the Audit Committee

Bernard de La Tour d'Auvergne Lauraguais, Chairman
Ernest G. Bachrach
Enrique H. Boilini
Francis Coppinger
William Engels

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION
OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE
THE INDEPENDENT AUDITORS' FEES

General

        Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008 and authorize the audit committee of the Board to determine the independent auditors' fees. You would be so acting based on the recommendation of our audit committee. According to Bermuda law, an auditor is appointed for a one year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

        The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

        Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") have audited our annual financial statements since our 1996 fiscal year.

        Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

        The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2007 and 2006, and breaks down these amounts by category of service:

	2007	2006
Audit Fees	$11,200,000	$9,201,000
Audit-Related Fees	281,000	231,000
Tax Fees	336,000	382,000
All Other Fees	0	0

Total	$11,817,000	$9,814,000

Audit Fees

        Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management's assessment on internal control over financial reporting and for the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

        For 2007 and 2006, audit-related fees principally included fees for employee benefit plan audits in North America and Europe and statutory attestation services in Argentina.

Tax Fees

        Tax fees in 2007 and 2006 primarily related to tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees

        No fees were paid to the Deloitte Entities in 2007 and 2006 for any other professional services.

Pre-Approval Policies and Procedures

        The audit committee approves all audit services, audit related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2007, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

        In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2008, the audit committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

RECOMMENDATION OF THE BOARD

        Our Board recommends that, based on the recommendation of the audit committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2008 and the authorization of the audit committee of the Board to determine the independent auditors' fees.

PROPOSAL 3
APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

        The Board recommends that our shareholders approve an increase in the authorized number of common shares of Bunge from 240,000,000 to 400,000,000 shares.

        As of December 31, 2007, there were 121,225,963 common shares issued and outstanding. There were 4,685,082 common shares reserved for issuance in respect of outstanding awards under our equity incentive plans. In addition, 4,079,549 common shares are reserved for future awards under such plans. Moreover, an aggregate of 15,848,610 shares are reserved for issuance upon conversion of our two outstanding series of convertible preference shares, subject to specified adjustments. As such, Bunge has 94,160,796 unreserved authorized common shares available for future issuance. If this proposal is approved, 254,160,796 common shares will be unreserved and available for future issuance for general corporate purposes.

        If this proposal is approved by our shareholders, the additional authorized common shares will become part of the existing class of our common shares, and the additional shares, when issued, will have the same rights and privileges as the common shares now issued and outstanding. There are no preemptive rights relating to the common shares.

        The increase in the authorized common shares will not have any immediate effect on the rights of existing shareholders. The purpose of this proposal is to provide for additional common shares that could be issued in future transactions for corporate purposes that our Board may consider desirable without the delay and expense of seeking further shareholder approval, unless required by applicable law or regulation. The availability of an adequate supply of authorized and unissued common shares benefits us by providing us with greater flexibility to use our common shares for proper corporate purposes, including mergers, acquisitions, strategic transactions, equity financings, stock splits or dividends and grants under our equity plans, all as deemed necessary or advisable by our Board in the exercise of their fiduciary duties. Presently, the Board has no specific plans, commitments or arrangements to issue any of the additional common shares authorized by this proposal. However, in connection with Bunge's financing and growth initiatives, from time to time, the Board has considered and will continue to consider the issuance of common shares or securities convertible into common shares.

        The Board will have the authority to issue common shares, including the additional common shares authorized by this proposal, in a manner that could make it more difficult or discourage an attempt to obtain control of Bunge by means of a merger, tender offer, proxy contest or other method. Such an occurrence, in the event of a hostile takeover, may have an adverse impact on shareholders who may wish to participate in such an offer. The Board is not aware of any effort by any person to obtain control of Bunge in a hostile manner and does not presently contemplate the issuance of common shares for this purpose. The issuance of additional common shares could also, among other things, have a dilutive effect on earnings per share and book value per share of existing common shares and reduce the percentage equity ownership and voting rights of existing holders of common shares.

        We intend to list any additional common shares on the New York Stock Exchange if and when such shares are issued.

        Under Bermuda law, our shareholders must approve this proposal by the affirmative vote of a majority of the votes cast. The share capital increase will be effective immediately upon the approval of our shareholders at the Annual General Meeting. Within 30 days thereafter, we are required to file a notice of the share capital increase with the Bermuda Registrar of Companies.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the proposal to increase our authorized common shares to 400,000,000 shares.

PROPOSAL 4
APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED PREFERENCE SHARES

        The Board recommends that our shareholders approve an increase in the authorized number of preferences shares of Bunge from 10,000,000 shares to 21,000,000 shares.

        As of December 31, 2007, we had 6,900,000 cumulative convertible perpetual preference shares and 862,500 cumulative mandatory convertible preference shares issued and outstanding. As such, Bunge has 2,237,500 authorized and unreserved preference shares available for future issuance. If this proposal is approved, 13,237,500 preference shares will be unreserved and available for issuance for general corporate purposes.

        Similar to the purpose for which we are proposing an increase in the number of authorized common shares, the purpose of this proposal is to provide for additional preference shares that could be issued in future transactions for corporate purposes that our Board may consider desirable without the delay and expense of seeking further shareholder approval unless required by applicable law or regulation. Currently, as 7,762,500 of the 10,000,000 authorized preference shares have been issued, Bunge's ability to offer and sell other series of preference shares in the future may be restricted. The Board believes Bunge's restricted ability to offer preference shares may hinder our ability to take advantage of favorable opportunities to raise capital in the future, to use preference shares as consideration in potential future mergers and acquisitions or to issue preference shares for other general corporate purposes. Increasing the number of authorized preference shares will provide the Board with additional flexibility to meet future corporate objectives. Presently, the Board has no specific plans, commitments or arrangements to issue any of the additional preference shares authorized by this proposal. However, in connection with Bunge's financing and growth initiatives, from time to time, the Board has considered and will continue to consider the issuance of preference shares.

        The increase in the authorized preference shares will not have any immediate effect on the rights of existing shareholders and it is not possible to state the future effects of this proposal upon the rights of existing shareholders until our Board determines the respective rights of the holders of any future series of preference shares. Holders of our common shares and existing preference shares have no preemptive rights relating to the preference shares. The issuance of preference shares pursuant to our Board's authority described above could, depending on the nature of the rights and preferences granted to a newly issued series of preference shares, adversely affect the rights of the holders of our common shares. Specifically, the effects of such issuances of preference shares could include (i) reduction of the amount of cash otherwise available for payment of dividends on common shares, (ii) restrictions on payment of dividends on common shares, (iii) dilution of the voting power of common shares, (iv) restrictions on the rights of holders of common shares to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preference shares and (v) dilution of the earnings per share and book value per share of outstanding common shares. In addition, although the proposed increase in the number of authorized preference shares is not motivated by takeover concerns and is not considered or intended to be an anti-takeover measure, the availability of additional preference shares may discourage or deter bids for the common shares or may otherwise adversely affect the market price of the common shares.

        Our Board does not intend to issue any preference shares to be authorized under this proposal except upon terms that our Board deems to be in the best interests of Bunge.

        Under Bermuda law, our shareholders must approve this proposal by the affirmative vote of a majority of the votes cast. The share capital increase will be effective immediately upon the approval of our shareholders at the Annual General Meeting. Within 30 days thereafter, we are required to file a notice of the share capital increase with the Bermuda Registrar of Companies.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the proposal to increase our authorized preference shares to 21,000,000 shares.

PROPOSAL 5
APPROVAL TO AMEND BUNGE'S BYE-LAWS TO PERMIT IT TO REPURCHASE OR OTHERWISE ACQUIRE ITS SHARES TO HOLD AS TREASURY SHARES

        Under the Bermuda Companies Act 1981, Bermuda's primary corporate statute, a company incorporated in Bermuda historically was not permitted to hold as "treasury shares" any of its shares that it had repurchased or otherwise acquired. In December 2006, Bermuda adopted amendments to the Companies Act 1981, which permitted, among other things, companies to acquire and hold their own shares as treasury shares if authorized to do so by their memorandum of association or bye-laws. Treasury shares generally represent shares that were once traded in the market but which have since been reacquired by the issuing company and are available for cancellation or later reissuance. The amendments to the Companies Act 1981 would allow companies to hold treasury shares, dispose of or transfer all or any of the treasury shares for cash or other consideration as determined by its board of directors or cancel all or any of the treasury shares. A company that holds treasury shares is not permitted to exercise any rights in respect of those common shares, including any right to attend and vote such shares at meetings, and such shares accrue no dividends while held by the company in treasury. Treasury shares would be considered issued but not outstanding common shares of Bunge and would not count for earnings per share calculation purposes.

        Bunge's bye-laws currently permit it to purchase its shares, but do not expressly permit Bunge to hold the repurchased shares in treasury. The Board believes that amending the bye-laws to permit the ability to purchase or otherwise acquire shares to hold as treasury shares provides Bunge with valuable increased flexibility and is in our best interest.

        The proposed bye-law amendments are set forth in Appendix B to this proxy statement and the proposed changes to the current bye-laws are marked therein.

        Under our bye-laws, shareholders must approve the proposed amendment by the affirmative vote of a majority of the votes cast.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the amendments to our bye-laws to permit Bunge to repurchase or otherwise acquire its shares to hold as treasury shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

        Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Transactions with Mutual Investment Limited and its Subsidiaries

        Prior to our initial public offering in 2001, we entered into an administrative services agreement with Mutual Investment Limited, our former parent company prior to our initial public offering, under which we provide corporate and administrative services to it, including financial, legal, tax, accounting, human resources administration, insurance, employee benefits plans administration, corporate communication and management information system services. The agreement has a quarterly term that is automatically renewable unless terminated by either party. Mutual Investment Limited pays us for the services rendered on a quarterly basis based on our direct and indirect costs of providing the services. In 2007, Mutual Investment Limited paid us approximately $124,000 under this agreement.

Other Relationships

        We purchase agricultural commodities and other products used in our operations in the normal course of business from many suppliers and sell agricultural commodities and fertilizer products to many customers, including companies that are affiliated with some of our non management directors or their immediate family members. All of these transactions have been in the ordinary course of business and on arms'-length business terms based on market prices. In 2007, none of these transactions were significant, either individually or in the aggregate to Bunge or our directors personally. Further, except as described below, all such transactions fell below the thresholds set forth in the categorical standards for director independence set forth in this proxy statement. From time to time in the ordinary course of business, Bunge has purchased agricultural commodities from, and sold fertilizer products to, Estanar Estancias Argentinas S.A. ("Estanar"), a South American agricultural production company beneficially owned and controlled by the sister of Mr. Octavio Caraballo. Such purchases and sales have been made at market prices. Total amounts paid to Estanar for agricultural commodity purchases in 2007 were approximately $2.2 million and total amounts paid by Estanar to Bunge for fertilizer purchases in 2007 were approximately $1.2 million. Mr. Caraballo has no beneficial interest or involvement in the activities of this company.

Policy for the Review and Approval of Related Person Transactions

        Our corporate governance and nominations committee has adopted a written policy for the review and approval of related person transactions. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Ethics.

        Under the policy, our Legal Department will review all actual and proposed related person transactions presented to or identified by it and then present any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the corporate governance and nominations committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the corporate governance and nominations committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arms'-length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy.

        The policy requires that our Legal Department implement certain procedures for the purpose of obtaining information with respect to related person transactions. These procedures include, among other things, (a) informing, on a periodic basis, our directors, executive officers and nominees for director or executive officer of the requirement for directors and executive officers to present possible related party transactions to the Legal Department for review, (b) reviewing questionnaires completed by directors, executive officers and nominees for director and executive officer designed to elicit information about possible related person transactions, (c) developing a list of related persons to assist in identifying related person transactions and (d) reviewing information gathered from the books and records of Bunge Limited and its operating subsidiaries to identify possible related person transactions.

        For purposes of the policy, the terms "related person" and "transaction" have the meaning contained in Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies and its executive officers, directors and certain persons who own ten percent of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge's common shares with the SEC and to furnish Bunge with copies of the reports.

        Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act during 2007.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

        To be considered for inclusion in Bunge's proxy statement for the 2009 Annual General Meeting of Shareholders, presently anticipated to be held on May 8, 2009, shareholder proposals must be received by Bunge no later than December 17, 2008. In order to be included in Bunge sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

        Shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2009 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2009 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2009 Annual General Meeting. Notice must be must be given in writing and in proper form to the Secretary of Bunge at Bunge's registered office listed above, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations, not later than December 17, 2008.

        In addition, shareholders may submit proposals on matters appropriate for shareholder action at the 2009 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2009 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

DIRECTIONS TO ANNUAL GENERAL MEETING

        The Annual General Meeting will be held at 10:00 a.m., Eastern time, on May 23, 2008 at the Sofitel Hotel, 45 West 44th Street, New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

        A copy of our 2007 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions "About Bunge—Investor Information—SEC Filings" or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

OTHER MATTERS

        We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 23, 2008.

        Bunge Limited's 2008 Proxy Statement is available at www.bunge.com/2008proxy.pdf and our 2007 Annual Report is available at www.bunge.com/2007AR.pdf.

        By order of the Board of Directors.

James Macdonald Secretary

Hamilton, Bermuda
April 16, 2008

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES

        The Board has adopted these guidelines to reflect the Company's commitment to good corporate governance and to comply with New York Stock Exchange rules and other legal requirements. In furtherance of these goals, the Board has also adopted a Code of Ethics, policies and procedures on securities trading compliance and written charters for each of its Board committees. The Corporate Governance and Nominations Committee will periodically review these guidelines and propose modifications to the Board for consideration as appropriate.

I. Director Responsibilities

  A.
  Basic Responsibilities

        The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the shareholders of the Company. The Board's responsibilities include regularly evaluating the strategic direction of the Company, management's policies and the effectiveness with which management implements its policies and overseeing compliance with legal and regulatory requirements.

        The basic responsibility of the directors is to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In discharging that obligation, the directors should inform themselves of all relevant information reasonably available to them. In forming their judgment, directors are entitled to rely in good faith on the accuracy of the records of the corporation and the information, opinions, reports or statements presented to them by the Company's officers, employees, Board committees, outside advisors and auditors, but the final decision must be made by the directors themselves.

  B.
  Board and Committee Meetings; Attendance at Shareholder Meetings

        Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board shall meet at least five times per year.

        Each director is free to suggest the inclusion of items on the agenda for the Board meeting and each committee meeting, but it is the Chairman of the Board and the Chair of each committee who will set the final agenda for any meeting. The final agenda of the Board and each committee meeting will be circulated to all Board members prior to the meetings. The Chairman of the Board shall receive copies of all committee notices, agendas and minutes at the same time, and in the same manner, as the members of each committee.

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review the provided materials in advance of each meeting.

        In addition, it is the policy of the Board that the directors attend the Annual General Meeting of the Company's shareholders.

  C.
  Meetings of Non-Management Directors

        The non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate.

        The non-management directors shall, from time to time, designate a director from among their number to preside at executive sessions of the non-management directors.

  D.
  Communications with Directors

        To facilitate the ability of interested persons to communicate with and make their concerns known to the non-management directors and of shareholders to communicate with the Board, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. These addresses will be disclosed on the Company's website.

  E.
  Board Interaction with Institutional Investors, Research Analysts and Media

        As a general rule, management will speak on behalf of the Company. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman and Chief Executive Officer. It is suggested that, in normal circumstances, each director refer all inquiries from third parties to management.

II. Composition and Selection of the Board

  A.
  Size and Composition of the Board

        The current size of the Board is 12, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether it continues to be appropriate.

  B.
  Board Membership Criteria

        It is the policy of the Board that the Board at all times reflect the following criteria:

        Each director will at all times exhibit high standards of ethics, integrity commitment and accountability and should be committed to promoting the long-term interests of the Company's shareholders.

        The Board will encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to the Company's operations and interests.

        The Corporate Governance and Nominations Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and in these Guidelines. The invitation to stand for election to the Board shall be extended by the Chairman of the Board on behalf of the Board.

  C.
  Independence of Directors

        The Board will have a substantial majority of directors who meet the requirements for independence required by the New York Stock Exchange for listed U.S. companies.

        Whether directors are independent will be reviewed annually in connection with the preparation of the Company's proxy statement. The Corporate Governance and Nominations Committee as well as the Board will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto. Each independent director is expected to notify the Chair of the Corporate Governance and Nominations Committee, as soon as reasonably practicable, if his or her personal circumstances change in a manner that may affect the Board's evaluation of such director's independence.

  D.
  Membership on Other Boards, Interests in Competitors

        Directors must inform the Chairman of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board.

        No director may sit on the board of, or beneficially own more than 1% of the outstanding equity securities of (other than through mutual funds or similar non-discretionary, undirected arrangements), any of the Company's competitors in its principal lines of business.

  E.
  Sale and Purchase of Company Securities

        Directors must comply with the terms of the Company's Policies Regarding Pre-Clearance of Securities Trades and use of Derivative Securities and the Company's Corporate Policy and Procedure on Insider Trading in connection with any proposed transaction in Company securities.

  F.
  Changes in Current Job Responsibility

        Directors, including employee directors, who retire from the job or the principal responsibility they held when they were selected for the Board or who accept employment with any of the Company's competitors in its principal lines of business shall submit their resignation from the Board to the Corporate Governance and Nominations Committee who may choose (1) to accept such resignation or (2) to submit such resignation for consideration by the Board, with any decision by the Board requiring a two-thirds super-majority vote.

  G.
  Term Limits and Mandatory Retirement

        The Board has not established any term limits to an individual's membership on the Board. No director having attained the age of 70 shall be nominated for re-election or re-appointment to the Board.

III. Board Committees

  A.
  Composition and Responsibilities

        The Board will have at all times an Audit Committee, a Compensation Committee, a Corporate Governance and Nominations Committee, a Finance and Risk Management Policy Committee and any other committee the Board deems appropriate. All of the members of the committees will meet the criteria for independence set forth above and will be appointed by the Board. The Board will also appoint the Chair of each committee.

        The Board will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

  B.
  Charters

        The Board has adopted written charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominations Committee and the Finance and Risk Policy Committee, and will adopt such charters for any other committees that the Board deems appropriate. Each committee charter will also address qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV. Director Access to Officers, Employees and Independent Advisors

  A.
  Access to Management and Employees

        Directors will have full and unrestricted access to officers and employees of the Company at reasonable times and with reasonable notice and in a manner that will not unreasonably affect the performance by these officers or employees of their duties and responsibilities and that will not undermine management's oversight responsibility.

  B.
  Access to Independent Advisors

        The Board and each committee have the power to hire legal, financial or other advisors, as they may deem necessary, as set forth in each committee's charter. Each committee that hires a legal, financial or other advisor shall promptly notify the Board of such hiring. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

V. Director Orientation and Continuing Education

        All new directors will receive these Corporate Governance Guidelines and will participate in the Company's orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company's business, its strategic plans, its significant financial, accounting and risk management issues and its compliance programs as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend orientation initiatives.

        The Corporate Governance and Nominations Committee and members of senior management of the Company as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI. Director Compensation

        The Compensation Committee will annually review and recommend, and the Board will approve, the form and amount of director compensation. It is the Company's policy that a significant portion of director compensation be in the form of Company shares or equity-based awards. The Board will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

        The Board believes that director stock ownership helps to align the interests of directors with those of the Company's shareholders. Within five years of May 27, 2005 (or for new directors within five years of becoming a director), each non-employee director is expected to own common shares of the Company (including restricted stock units under the Company's deferred compensation plan for non-employee directors and 50% of the value of vested, in-the-money stock options) having a market value of at least three times the annual retainer fee paid by the Company to its non-employee directors.

VII. Chief Executive Officer Evaluation and Management Succession

        The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation, in each case after obtaining the views of the other Board members and after reviewing its evaluation with the Board. The Compensation Committee will inform the Board of its decisions with respect to the compensation of the Chief Executive Officer and the direct reports to the Chief Executive Officer.

        The Board will review at least annually succession planning for the Chair and Chief Executive Officer. The Board will work with the Compensation Committee and the Corporate Governance and Nominations Committee to evaluate and, as necessary, nominate successors to the Chair and Chief Executive Officer. The Chair and Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

VIII. Annual Performance Evaluation

        The Corporate Governance and Nominations Committee, on behalf of the Board, will conduct an annual evaluation of the Board to determine whether it is functioning effectively. The Corporate Governance and Nominations Committee will also establish criteria for the annual self-evaluations of each committee. The Board and committee assessments will focus on the contribution to the Company by the Board and each committee, and will specifically focus on areas in which a better contribution could be made. The final Board and committee evaluations will be discussed with the Board following their completion.

IX. Director Insurance, Indemnification and Exculpation

        The Company intends to, and the directors shall be entitled to have the Company, purchase reasonable directors' and officers' liability insurance on behalf of the directors to the extent reasonably available and in amounts to be approved by the Board. In addition, the directors will receive the benefits of indemnification provided by the Company's Memorandum of Association and Bye-laws.

Annex A

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

        In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

        (1)    A director will not be independent if:

  •
  the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

  •
  (i)    the director or the director's immediate family member is a current partner of a firm that is Bunge's external auditor; (ii) the director is a current employee of such firm; (iii) the director has an immediate family member who is a current employee of such firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time,

  •
  a present executive officer of Bunge serves or served on the compensation committee of the board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

  •
  the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $100,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service or

  •
  the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

        (2)    In addition, in order to assist it in determining what constitutes a material relationship, the board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:

  •
  the director or the director's immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

  •
  the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

  •
  the director or the director's immediate family member serves as an officer, director or trustee of a charitable, educational or other not-for-profit organization, and Bunge's donations to the organization or commercial relationships with the organization, as the case may be, are less than the greater of $1 million or 2% of that organization's annual gross revenues, and

  •
  transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.

        For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

        For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

APPENDIX B

PROPOSED AMENDMENTS TO
BUNGE LIMITED'S
AMENDED AND RESTATED BYE-LAWS

1.
Interpretation

        (1)   In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (a)   "Act" means the Companies Act 1981 as amended or re-enacted from time to time;

          (b)   "Auditor" includes any individual or partnership or any other person;

          (c)   "Board" means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (d)   "Company" means Bunge Limited, being the company for which these Bye-laws are approved and confirmed;

          (e)   "Director" means a director of the Company;

          (f)    "Group" means the Company and every company and other entity which is for the time being controlled by the Company (for these purposes, "control" means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

          (g)   "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

          (h)   "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (i)    "Officer" means any person appointed by the Board to hold an office in the Company;

          (j)    "Register of Directors and Officers" means the register of Directors and Officers referred to in these Bye-laws;

          (k)   "Register of Members" means the principal register and, where applicable, any branch register of Members referred to in these Bye-laws;

          (l)    "Registration Office" means such place as the Board may from time to time determine to keep a branch register of Members and where (except in cases where the Board otherwise directs) the transfers or other documents of title may be lodged for registration;

          (m)  "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative; ~~and~~

          (n)   "Secretary" means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary; and

          (o)   "Treasury Share" means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

10.
Exercise of power to purchase shares of or discontinue the Company

        (1)   The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares pursuant to section 42A of the Act.

50.
Rights of shares

(Bye-laws 50(1) and (2) intentionally omitted as no amendments proposed)

        (3)   All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

        (~~3~~4) Subject to these Bye-laws and the requirements of any exchange on which the shares of the Company are listed, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

        (~~4~~5) The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a)   the number of shares constituting that series and the distinctive designation of that series;

          (b)   the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)   whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that no share shall carry the right to more than one vote;

          (d)   whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

          (e)   whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f)    whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g)   the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

          (h)   the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment on shares of that series; and

          (i)    any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

52.
Variation of rights, alteration of share capital and purchase of shares of the Company

        (4)   The Company may from time to time purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the ~~provision of section 42A of the~~ Act on such terms as the Board shall think fit.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
1.	To elect three nominees listed below as Class III Directors.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	1a Ernest G. Bachrach (Class III)	☐	☐	☐	3.	To increase the number of authorized common shares of Bunge Limited from 240,000,000 to 400,000,000.	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	1b Enrique H. Boilini (Class III)	☐	☐	☐	4.	To increase the number of authorized preference shares of Bunge Limited from 10,000,000 to 21,000,000.	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	1c Michael H. Bulkin (Class III)	☐	☐	☐	5.	To amend Bunge Limited’s bye-laws to permit Bunge Limited to repurchase or otherwise acquire its shares to hold as treasury shares.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.

To appoint
Deloitte & Touche
LLP as Bunge
Limited’s
independent
auditors for the
fiscal year ending
December 31,
2008 and to
authorize the audit
committee of the
Board of Directors
to determine the
independent
auditors’ fees.

		☐	☐	☐

6.   For any other matter properly coming before the Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder.

I/We designate __________________________________________________(please print name) as my/our proxy in the place of the proxies designated on the reverse hereof.

Signature	Signature/Title	Date	, 2008

Signature of Shareholder(s) – please sign YOUR name exactly as imprinted (do not print).  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title.  If shares are held jointly, EACH holder should sign.  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

1

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY
APPOINTMENT, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy appointment is available through 11:59 PM Eastern Time on May 22, 2008.

Your Internet or telephone proxy appointment authorizes the designated proxies to vote your shares in the same
manner as if you marked, signed and returned your proxy card.

To select a proxy other than the designated proxies, you must return your proxy card by mail.
On the proxy card, cross off the designated proxies and write in your selection in the space under number 6 above.

INTERNET http://www.proxyvoting.com/bg Use the internet to appoint your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call.

If you appoint your proxy by Internet or by telephone, you do NOT need to mail back a proxy card.  To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Bunge Limited’s proxy statement is available at www.bunge.com/2008proxy.pdf.
Bunge Limited’s 2007 Annual Report is available at www.bunge.com/2007AR.pdf.

Please see the Admission Ticket on the Reverse Side

2

BUNGE LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 23, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED

The undersigned holder(s) of common shares of Bunge Limited hereby appoint Alberto Weisser or, failing him, Jacqualyn A. Fouse or, failing her, Jorge Frias, or, instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies’ names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the annual general meeting of shareholders of Bunge Limited to be held on the 23rd day of May 2008, at 10:00 A.M., Eastern time, and at any adjournment or postponement thereof. I/We revoke all previous proxies and acknowledge receipt of the notice of the annual general meeting of shareholders and the proxy statement.  The common shares represented by this proxy are held as of March 27, 2008, and shall be voted in the manner set forth on the reverse side hereof.

Please vote via the Internet or telephone, or complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o Mellon Investor Services LLC, Proxy Tabulation Department, 480 Washington Blvd., Jersey City, NJ 07310, so that it is received BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 22, 2008.

We encourage you to specify how you would like to vote by marking the appropriate boxes.  If you wish to vote in accordance with the Board of Directors’ recommendations, you do not need to mark any boxes; simply return the signed proxy card.  The Board of Directors recommends a vote FOR Proposals (1) – (5).  Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) – (5).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT, UNLESS YOU
PROPERLY REVOKE IT.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

3

^ FOLD AND DETACH HERE ^

ADMISSION TICKET

2008 Annual General Meeting
of
Shareholders
of
Bunge Limited
May 23, 2008
10:00 A.M., Eastern Time

Sofitel Hotel
45 West 44th Street
New York, NY

4

QuickLinks

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
CORPORATE GOVERNANCE
PROPOSAL 1 ELECTION OF DIRECTORS
RECOMMENDATION OF THE BOARD
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
AUDIT COMMITTEE REPORT
PROPOSAL 2 APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITORS' FEES
RECOMMENDATION OF THE BOARD
PROPOSAL 3 APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES
PROPOSAL 4 APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED PREFERENCE SHARES
RECOMMENDATION OF THE BOARD
PROPOSAL 5 APPROVAL TO AMEND BUNGE'S BYE-LAWS TO PERMIT IT TO REPURCHASE OR OTHERWISE ACQUIRE ITS SHARES TO HOLD AS TREASURY SHARES
RECOMMENDATION OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS
DIRECTIONS TO ANNUAL GENERAL MEETING
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
OTHER MATTERS
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
APPENDIX A CORPORATE GOVERNANCE GUIDELINES
  Annex A
CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
APPENDIX B PROPOSED AMENDMENTS TO BUNGE LIMITED'S AMENDED AND RESTATED BYE-LAWS